As filed with the Securities and Exchange Commission on October 1, 2001
===============================================================================
                                                         Registration No. _____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                      -----

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     ------

                                    URBANA.CA, INC.
                         (Name of Registrant in Our Charter)
            NEVADA                      7373                 88-0393257
 (State or Other Jurisdiction     (Primary Standard      (I.R.S. Employer
       of Incorporation              Industrial         Identification No.)
       or Organization)          Classification Code
                                       Number)
750 WEST PENDER STREET, SUITE 804                       DAVID M. GROVES
 VANCOUVER, BRITISH COLUMBIA V6C 2TB          750 WEST PENDER STREET, SUITE 804
      (604) 682-8445                         VANCOUVER, BRITISH COLUMBIA V6C 2T8
(Address and telephone number                           (604) 682-8445
of Principal Executive Offices and           (Name, address and telephone number
 Principal Place of Business)                         of agent for service)

                                   Copies to:
       Clayton E. Parker, Esq.                      Troy J. Rillo, Esq.
     Kirkpatrick & Lockhart LLP                  Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
        Miami, Florida 33131                        Miami, Florida 33131
           (305) 539-3300                              (305) 539-3300
   Telecopier No.: (305) 358-7095              Telecopier No.: (305) 358-7095

      Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                PROPOSED          PROPOSED
                                                                                MAXIMUM           MAXIMUM
                                                                                OFFERING          AGGREGATE           AMOUNT OF
     TITLE OF EACH CLASS OF                             AMOUNT TO BE            PRICE PER         OFFERING          REGISTRATION
   SECURITIES TO BE REGISTERED                          REGISTERED              SHARE (1)         PRICE (1)             FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share             18,143,449 Shares           $0.04            $725,738            $181.43
Common stock underlying warrants                        200,000 Shares           $0.04              $8,000              $2.00
Common stock underlying convertible debentures       30,555,556 Shares           $0.04          $1,222,222            $305.56

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                48,899,005 Shares           $0.04          $1,955,960            $488.99
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of September 27, 2001.
                                   -----------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   Subject to completion, dated October 1, 2001

                                 URBANA.CA, INC.
                        48,899,005 SHARES OF COMMON STOCK


      This prospectus relates to the sale of up to 48,899,005 shares of our common stock by certain persons who are, or will become, stockholders of Urbana. Please refer to "Selling Stockholders" beginning on page 9. Urbana is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Urbana will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us. Urbana has also agreed to pay Yorkville Advisors, LLC a fee of 10.0% of the proceeds raised by us under the Equity Line of Credit.


      The shares of common stock are being offered for sale on a "best efforts" basis by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.


      The selling stockholders consist of:

        o     Cornell  Capital   Partners,   L.P.  and  holders  of  convertible
              debentures that intend to sell up to 43,299,005 shares of common stock.

        o Other selling stockholders, which intend to sell up to 5,600,000 shares of common stock purchased in private offerings.


      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay Urbana 91% of the market price of our common stock. The 9% discount on the purchase of the common stock to be received by Cornell Capital Partners, L.P. will be an underwriting discount.


      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "URBA." On September 27, 2001, the last reported sale price of our common stock on the Over-the-Counter Bulletin Board was $0.04 per share.


      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.


      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 3.


                                PRICE TO PUBLIC*   PROCEEDS TO SELLING
                                                   SHAREHOLDERS

                 Per share        $0.04                 $0.04
                                  -----                 -----

                   Total          $0.04              $1,955,960
                                  =====              ==========

      With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate when Cornell Capital Partners has advanced $5.0 million or thirty months from the effective date of the accompanying registration statement, whichever occurs first. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.


      THE SECURITIES AND EXCHANGE  COMMISSION  AND STATE  SECURITIES  REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is ___________ ___, 2001.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................1
SUMMARY CONSOLIDATED FINANCIAL INFORMATION....................................2
RISK FACTORS..................................................................3
FORWARD-LOOKING STATEMENTS....................................................8
SELLING STOCKHOLDERS..........................................................9
USE OF PROCEEDS..............................................................11
DILUTION.....................................................................12
EQUITY LINE OF CREDIT........................................................13
PLAN OF DISTRIBUTION.........................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................16
DESCRIPTION OF BUSINESS......................................................21
MANAGEMENT...................................................................32
EXECUTIVE COMPENSATION.......................................................34
DESCRIPTION OF PROPERTY......................................................35
LEGAL PROCEEDINGS............................................................36
PRINCIPAL SHAREHOLDERS.......................................................37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................39
ORGANIZATION WITHIN LAST FIVE YEARS..........................................39
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY
      AND OTHER SHAREHOLDER MATTERS..........................................40
DESCRIPTION OF SECURITIES....................................................41
DISCLOSURE OF COMMISSION POSITION  ON INDEMNIFICATION FOR
      SECURITIES ACT LIABILITIES.............................................45
EXPERTS......................................................................47
LEGAL MATTERS................................................................47
AVAILABLE INFORMATION........................................................47
FINANCIAL STATEMENTS........................................................F-1


--------------------------------------------------------------------------------

      We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year December 31, 2000, were contained in our Annual Report on Form 10-KSB.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY


                                   OUR COMPANY

      Urbana.ca, Inc. is a development stage e-commerce, transaction and content company that intends to market Intranet and Internet- based systems in conjunction with local area governments, non-profit organizations and corporations. Urbana intends to provide local communities with community based entertainment and information services widely used in all facets of everyday life and deliver these services through a customized set-top-box.


                                    ABOUT US

      Our principal office is located at 750 West Pender Street, Suite 804, Vancouver, British Columbia V6C 2T8. The telephone number is (604) 682-8445.


                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

      o Cornell Capital Partners, L.P. and holders of convertible debentures that intend to sell up to 43,299,005 shares of common stock.

      o Other selling stockholders, who intend to sell up to 5,600,000 shares of our common stock purchased in private offerings.

      Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $5.0 million. Cornell Capital Partners, L.P. will purchase the shares of our common stock for a 9% discount to the prevailing market price of our common stock. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price.

COMMON STOCK OFFERED                                             48,899,005 shares by selling stockholders

OFFERING PRICE                                                   Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING                     19,316,623(1) shares

USE OF PROCEEDS                                                  We will not  receive any  proceeds  of the shares  offered by the selling  stockholders.  Any  proceeds we receive from the sale of our  common  stock  under the  Equity  Line of Credit
                                                                 will  be  used  to  repay   debt,   marketing   and   product
                                                                 development and general corporate purposes.

RISK FACTORS                                                     The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                                 "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL                           URBA

---------------

(1) Excludes up to 16,211,578 shares of common stock that may be issued upon the exercise or conversion of outstanding options, warrants, debentures and exchange shares. See "Description of Securities."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                   FOR THE QUARTER ENDED    FOR THE YEAR ENDED
                                       JUNE 30, 2001         DECEMBER 31, 2000
                                       -------------         -----------------
STATEMENT OF OPERATION DATA:

Revenue                               $        18,330        $               --
Total Expenses                               (596,851)               (2,795,109)
                                      ---------------        ------------------
Net loss                              $      (578,521)       $       (2,795,109)
                                      ===============        ==================
Basic net loss per share              $         (0.05)       $            (0.24)
                                      ===============        ==================


BALANCE SHEET DATA:

                                         JUNE 30, 2001         DECEMBER 31, 2000
                                         -------------         -----------------
BALANCE SHEET DATA:

Cash                                  $           803        $           17,260
Funds held in trust                                --                   158,998
Prepaid expenses and deposits                 196,364                   204,974
Deferred finance fees                          70,640                    52,800
Total current assets                          293,037                   438,341
Deferred finance fees                         143,860                    79,200
Furniture and equipment, net                  109,521                   136,227
Goodwill, net                               2,544,840                 2,908,386
Total liabilities                           3,091,258                 3,562,154
Accounts payable                              344,818                   284,345
Loans payable                               1,519,150                 1,470,598
Total current liabilities                   1,930,479                 1,921,454
Convertible debentures                        421,662                        --
Common stock                                   13,603                    12,888
Additional paid-in capital                  1,783,518                 1,585,833
Special warrant proceeds                      886,405                   886,405
Exchangeable shares                         3,175,500                 3,226,500
Deficit accumulated during                                          (4,072,418)
   development stage                       (5,126,998)
Total stockholders' equity                    693,688                 1,600,536
Total liabilities and                       3,091,258                 3,562,154
   stockholders' equity

                                  RISK FACTORS

         We are subject to various risks which may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         Urbana had licensing revenue of $18,330 during the quarter ended on June 30, 2001. Although Urbana has been involved with e-commerce since 1999, it has been engaged principally in research and development. Urbana has incurred significant operating losses, including a net loss of $568,750 in fiscal 1999, a net loss of $2,795,109 in fiscal 2000, a net loss of $578,521 for the three months ended June 30, 2001, and a net loss of $5,126,998 for the period from inception (February 23, 1993) to June 30, 2001. Urbana had an accumulated deficit of $4,072,418 and $5,126,998 as of December 31, 2000 and June 30, 2001,
respectively. Notwithstanding Urbana's objective to accelerate the period in which a return on investment would typically be recognized with traditional technology companies, for some projects it may be a number of years, if ever, before Urbana will receive any significant revenues from commercial sales of products. The future growth and profitability of Urbana will be principally dependent upon its ability to successfully complete development of, obtain regulatory approvals for, and market or license its proposed products.
Accordingly, Urbana's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions. Urbana anticipates that it will incur substantial operating expenses in connection with the research, development, testing and approval of its proposed products and expects these expenses to result in continuing and significant losses until such time as Urbana is able to achieve adequate revenue levels. There can be no assurance that Urbana will be able to significantly increase revenues or achieve profitable operations.

URBANA WILL NEED ADDITIONAL FINANCING TO IMPLEMENT ITS BUSINESS PLAN AND SUCH FINANCING MAY BE UNAVAILABLE OR TOO COSTLY

         Urbana will require substantial funds in order to conduct its future activities. Urbana intends to seek these funds through equity financing, collaborative arrangements with corporate sponsors, or from other sources. Urbana may also require additional funds in order to acquire technology or products that complement Urbana's efforts. Financing may not be available or on terms acceptable to Urbana. Additional equity financings could result in significant dilution to existing shareholders. If sufficient capital is not available, or available at prohibitive cost, Urbana may be required to delay, reduce the scope of, eliminate or divest one or more of its discovery, research or development programs, any of which could have a material adverse effect on Urbana's business, financial condition and results of operations.

         Our financing needs are anticipated to be provided, in part, by the Equity Line of Credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because the amount of financing available will fluctuate with the price and volume of our common stock. As the price and volume decline, then the amount of financing available under the Equity Line of Credit will decline.

Our Financial Statements Disclose That There Is Substantial Doubt About Our Ability To Continue As A Going Concern, Which Means That We May Not Be Able To Continue Operations Unless We Obtain Additional Funding

         Note 1 to our financial statements for the year ended December 31, 2000 states that there is substantial doubt about our ability to continue as a going concern due to losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

URBANA IS IN A NEW BUSINESS AND IS IN THE FINAL STAGE OF DEVELOPMENT OF ITS PRODUCTS

         Urbana is a development stage company and, accordingly, has no profitable operating history upon which investors may rely. Urbana expects that most of its revenues in the foreseeable future will result from rollout of LocalNet community portals and set-top boxes. Urbana's principal products will require limited investment in research and development. Products that may result from the Urbana's research and development programs are commercially available from other sources at the present time. There is no assurance that Urbana will ever achieve profitability.

THERE CAN BE NO ASSURANCE THAT THE MARKETPLACE WILL ACCEPT AND UTILIZE PRODUCTS THAT MAY BE DEVELOPED BY URBANA OR ITS CORPORATE COLLABORATORS

         There can be no assurance that any products successfully developed by Urbana will ever achieve market acceptance. Urbana's products, if successfully developed, may compete with a number of traditional products manufactured and marketed by major e-commerce and technology companies, as well as new products currently under development by such companies and others. The degree of market acceptance of any products developed by Urbana will depend on a number of factors, including the establishment and demonstration of the efficacy of the product candidates, their potential advantage over alternative methods and reimbursement policies of government and third party payors. There can be no assurance that the marketplace in general will accept and utilize any products that may be developed by Urbana. If not accepted, an investor's entire investment maybe lost.

BECAUSE OF A LIMITED PUBLIC MARKET FOR URBANA'S SECURITIES, AN INVESTOR MAY NOT BE ABLE TO LIQUIDATE THE SHARES READILY OR AT ALL

         The market prices for the securities of technology companies have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. The market price of the shares may be affected significantly by factors such as announcements by Urbana or its competitors, variations in Urbana's results of operations, and market conditions in the retail, electronic commerce, and Internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

         o       With a price of less than $5.00 per share;

         o       That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our success largely depends on the efforts and abilities of key executives and consultants, including David M. Groves, our Chief Executive Officer, President and Director. The loss of the services of Mr. Groves could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues.

WE MAY BE UNABLE TO MANAGE GROWTH

         Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

         o       Implement changes in certain aspects of our business;
         o Enhance our information systems and operations to respond to increased demand;
         o Attract and retain qualified personnel; and o Develop, train and manage an increasing number of management-level and other employees.

         If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

NO ASSURANCE OF TECHNOLOGICAL SUCCESS

         In order to obtain and maintain a significant market share we will continually be required to make advances in applications and technology. We cannot assure you that our continued research and development efforts will result in the development of such technology on a timely basis or at all. Any failures in such research and development efforts could result in significant delays in product development and have a material adverse effect on us. We cannot assure you that we will not encounter unanticipated technological obstacles which either delay or prevent us from completing the development of our products.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 19,316,623 shares of our common stock outstanding as of September 24, 2001, 11,370,462 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 7,946,161 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. In addition, there are outstanding options, warrants, convertible debentures and exchange shares, which, upon exercise or conversion, would result in the issuance of an additional 16,211,578 shares of our common stock. Over the next 30 months, we may issue 43,299,005 shares of common stock under the Equity Line of Credit and upon the conversion of debentures. All of the shares underlying the options, warrants and convertible debentures may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT AND UPON THE CONVERSION OF DEBENTURES

         The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Equity Line of Credit and the conversion of debentures will be issued at an 9% discount to the average of the five lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. These discounted sales could cause the price of our common stock to decline.

THE HOLDERS OF CONVERTIBLE DEBENTURES WILL, UPON CONVERSION, PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued upon conversion of the outstanding convertible debentures will be issue at a 20% discount to the five lowest closing bid prices for the 20 trading days immediately preceding the conversion date. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 48,899,005 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

ISSUANCES OF COMMON STOCK UNDER THE EQUITY LINE OF CREDIT MAY RESULT IN A CHANGE OF CONTROL

         To fully access the $5.0 million available under the Equity Line of Credit, Urbana would issue between 100,000,000 and 400,000,000 shares of common stock. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Urbana by electing its or their own directors.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. Pursuant to the Equity Line of Credit, Cornell Capital Partners, L.P. has agreed to purchase up to $5.0 million of our common stock. None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

         o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions on behalf of Yorkville Advisors.

         o Urbana.ca has entered a strategic partnership agreement with Eagle Wireless International, Inc., pursuant to which Eagle Wireless will provide non-exclusive marketing and installation services for set-top boxes. Ubrana.ca has also entered a system access agreement with Eagle Wireless International, Inc., pursuant to which Eagle Wireless will provide a "turnkey"
               LocalNet  site in  Houston,  Texas,  among  other  things.  Eagle
               Wireless International also acts as a consultant to Urbana pursuant to a consulting agreement dated as of December 19, 2000.

         The table follows:


                                                  PERCENTAGE OF                                            PERCENTAGE OF
                                                   OUTSTANDING                                              OUTSTANDING
                                   SHARES             SHARES           SHARES TO BE                            SHARES
                                BENEFICIALLY       BENEFICIALLY       ACQUIRED UNDER     SHARES TO BE       BENEFICIALLY
          SELLING               OWNED BEFORE       OWNED BEFORE         THE LINE OF       SOLD IN THE       OWNED AFTER
         STOCKHOLDER              OFFERING         OFFERING(1)            CREDIT           OFFERING           OFFERING
         -----------              --------         -----------            ------           --------           --------
Cornell Capital Partners,
  L.P.                          1,736,111(2)             8.2%      12,743,449(8)          14,479,560              0.0%
Eagle Wireless
  International, Inc.              4,800,000            24.2%                 --           4,800,000              0.0%
John Bollinger                  1,388,889(2)             6.7%                 --           1,388,889              0.0%
Steve Severance                   347,222(2)             1.8%                 --             347,222              0.0%
Robert Benson                     694,445(2)             3.5%                 --             694,445              0.0%
John Boyle                        625,000(2)             3.1%                 --             625,000              0.0%
Adam Denish                       694,445(2)             3.5%                 --             694,445              0.0%
Paul Denish                     1,041,667(2)             5.1%                 --           1,041,667              0.0%
Rance Merkel                    3,472,225(2)            15.2%                 --           3,472,225              0.0%
Jeffrey Hrutkay                 2,083,335(2)             9.7%                 --           2,083,335              0.0%
Arab Commerce Bank             10,416,668(2)            35.0%                 --          10,416,668              0.0%
Ronald Horner                     694,445(2)             3.5%                 --             694,445              0.0%
Facile, Inc.                      694,445(2)             3.5%                 --             694,445              0.0%
Kenneth E. Rodgers              1,388,889(2)             6.7%                 --           1,388,889              0.0%
Chien C. Chang                  3,472,223(2)            15.2%                 --           3,472,223              0.0%
Koenraad Blot                     694,445(2)             3.5%                 --             694,445              0.0%
John Williams                     694,445(2)             3.5%                 --             694,445              0.0%
Yair Damti                        416,657(2)             2.1%                 --             416,657              0.0%
May Davis Group, Inc.             205,000(3)             1.1%                 --             205,000              0.0%
Owen May                           16,800(4)                *                 --              16,800              0.0%
Mark Angelo                       121,800(5)                *                 --             121,800              0.0%
Joe Donohue                       121,800(5)                *                 --             121,800              0.0%


                                                            9

                                                  PERCENTAGE OF                                            PERCENTAGE OF
                                                   OUTSTANDING                                              OUTSTANDING
                                   SHARES             SHARES           SHARES TO BE                            SHARES
                                BENEFICIALLY       BENEFICIALLY       ACQUIRED UNDER     SHARES TO BE       BENEFICIALLY
          SELLING               OWNED BEFORE       OWNED BEFORE         THE LINE OF       SOLD IN THE       OWNED AFTER
         STOCKHOLDER              OFFERING         OFFERING(1)            CREDIT           OFFERING           OFFERING
         -----------              --------         -----------            ------           --------           --------
Hunter Singer                     121,800(5)                *                 --             121,800              0.0%
Robert Farrell                    121,800(5)                *                 --             121,800              0.0%
Matt Beckman                       83,000(6)                *                 --              83,000              0.0%
John Paul Devito                    8,000(7)                *                 --               8,000              0.0%

-----------------------------------------
*        Less than 1%.

(1) Percentage of outstanding shares is based on 19,316,623 shares of common stock outstanding as of September 24, 2001, together with shares deemed beneficially owned by each such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within 60 days of September 24, 2001 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents shares to be acquired upon the conversion of debentures convertible into shares of common stock at a price equal to 80% of the market price on the conversion date.

(3) Represents warrants to purchase 100,000 shares of common stock at a purchase price of $0.27 per share, plus 105,000 shares of common stock.

(4) Represents warrants to purchase 16,800 shares of common stock at a purchase price of $0.27 per share.

(5) Represents warrants to purchase 16,800 shares of common stock at a purchase price of $0.27 per share, plus 105,000 shares of common stock.

(6) Represents warrants to purchase 8,000 shares of common stock at a purchase price of $0.27 per share, plus 75,000 shares of common stock.

(7) Represents warrants to purchase 8,000 shares of common stock at a purchase price of $0.27 per share.

(8) The number of shares of common stock available under the Equity Line of Credit may be increased by any unused shares of common stock not used upon the conversion of debentures held by other selling shareholders.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 91% of the average of the five lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the ten days immediately following the notice date.

         For illustrative purposes, we have set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $60,000 and consulting fees of 10.0% of the gross proceeds raised under the Equity Line of Credit have been deducted from the gross proceeds.

GROSS PROCEEDS                           $1,250,000       $2,500,000        $3,750,000       $5,000,000
NET PROCEEDS                             $1,065,000       $2,190,000        $3,315,000       $4,440,000
USE OF PROCEEDS:
---------------------------------------------------- ---------------- ----------------- ----------------
Repayment of Debt                          $339,000         $594,000          $549,000         $594,000
Marketing and Product Development          $225,000         $525,000          $862,500       $1,237,500
General Working Capital                    $501,000       $1,071,000        $1,858,500       $2,608,500

                                    DILUTION

         Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit.

         Our net tangible book value as of June 30, 2001 was $(1,851,152) or $(0.136) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

         For example, if we assume that we had issued 100,000,000 shares of common stock under the Equity Line of Credit (which is the number of shares required to be issued under the Equity Line of Credit to fully utilize the $5.0 million available thereunder at an assumed offering price of $0.05) at an assumed offering price of $0.05 per share, less consulting fees of $500,000 and $60,000 of other offering expenses, our net tangible book value as of June 30, 2001 would have been $2,588,848 or $0.019 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.155 per share and an immediate dilution to new shareholders of $0.031 per share, or 62%. The following table illustrates the per share dilution:

Assumed public offering price per share                                             $0.05
Net tangible book value per share before this offering           $(0.136)
Increase attributable to new investors                             $0.155
                                                                   ------
Net tangible book value per share after this offering                               $0.019
                                                                                    ------
Dilution per share to new shareholders                                              $0.031
                                                                                    ======

         The offering price of our common stock under the Equity Line of Credit is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

            ASSUMED                                DILUTION PER SHARE
        OFFERING PRICE       NUMBER OF SHARES       TO NEW INVESTORS
            $0.0625             80,000,000                $0.028
            $0.0500            100,000,000                $0.031
            $0.0375            133,333,333                $0.035
            $0.0250            200,000,000                $0.039
            $0.0125            400,000,000                $0.044

                              EQUITY LINE OF CREDIT

         SUMMARY. On July 24, 2001, we entered into an Equity Line of Credit ("EQUITY LINE OF CREDIT") with Cornell Capital Partners, L.P. (the "INVESTOR"). Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to the Investor shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit, the Investor will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. The
Investor is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Yorkville Advisors is a consultant to us and will be paid a consulting fee of 10% of each advance under the Equity Line of Credit. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

         EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 5 trading days. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

         We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until the Investor has advanced $5.0 million or thirty months from the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is subject to a maximum advance amount based on an average daily volume of our common stock. The maximum amount of each advance is equal to 75% of the average daily volume of our common stock for the 40 trading days prior to the date of an advance multiplied by 91% of the lowest closing bid price of our common stock for the 5 trading days immediately following the notice date of an advance.

         By way of illustration only, if we had requested an advance on August 30, 2001, then the 40-day average volume would have been approximately 29,733 and the lowest closing bid price of our common stock for the 5 trading days immediately following August 30, 2001 would have been $0.04. Accordingly, the maximum advance amount would have been $812.00 (i.e., 75%, multiplied by 29,733, multiplied by $0.04, multiplied by 91%).

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $5.0 million available under the Equity Line of Credit in a single advance (which is not permitted under the terms of the Equity Line of Credit) and the purchase price was equal to $0.05 per share, then we would issue 100,000,000 shares of our common stock to Cornell Capital Partners, L.P. These shares would represent 83.8% of our outstanding common stock upon issuance.

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.05 per share and 25%, 50% and 75% discounts to the recent price. This table does not take into account any shares of our common stock that would be issued upon exercise or conversion of the options, warrants or debentures.

         Purchase Price:                $0.0125           $0.025          $0.0375           $0.05

         No. of Shares(1):          400,000,000      200,000,000      133,333,333     100,000,000

         Total Outstanding(2):      419,316,623      219,316,623      152,649,956     119,316,623

         Percent Outstanding(3):          95.4%            91.2%            87.3%           83.8%

----------------------

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, L.P. at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, L.P.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

         In addition to showing the inverse relationship, the above table also shows that the issuance of shares under the Equity Line of Credit may result in a change of control. That is, between 83.8% and 95.4% shares of stock could be issued under the Equity Line of Credit. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Urbana by electing its or their own directors. Upon a change of control, all outstanding options under our stock option plans would immediately vest. We do not have any contracts that would results in payments to management upon a change of control.

         All proceeds used under the Equity Line of Credit will be used for general working capital purposes. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $60,000 consisting primarily of professional fees incurred in connection with registering the shares of common stock under the Equity Line of Credit. In addition, we are obligated to pay to the Consultant a cash fee equal to 10.0% of each advance.

         In connection with the Equity Line of Credit, we entered into a Consulting Services Agreement with the general partner of the Investor, Yorkville Advisors, LLC (the "CONSULTANT"). Under this agreement, the Consultant will provide advising services relating to our financial status and capital structure. For these services, we will pay the Consultant a cash consulting fee equal to 10.0% of each advance under the Equity Line of Credit.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit agreement. Cornell Capital Partners, L.P. will pay us 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the notice date. The 9% discount on the purchase of the common stock to be received by Cornell Capital Partners, L.P. will be an underwriting discount. We retained Yorkville Advisors, LLC as our consultant in connection with the Equity Line of Credit. For its services, Yorkville Advisors, LLC will be paid a consulting fee consisting of a cash payment of 10.0% of the gross proceeds raised in the Equity Line of Credit.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $60,000 as well as consulting fees of 10.0% of the gross proceeds received under the Equity Line of Credit. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Urbana while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         THE  FOLLOWING  INFORMATION  SHOULD  BE READ IN  CONJUNCTION  WITH  THE
CONSOLIDATED FINANCIAL STATEMENTS OF URBANA AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

RESULTS OF OPERATIONS

         During January 2000, Urbana.ca, through its wholly owned subsidiary, U.R.B.A. Holdings Inc. ("URBA"), acquired all of the outstanding shares of three Canadian companies which are in the business of developing and marketing Internet-based products and services through the licensing of LocalNet portals and distribution of set-top boxes. The companies acquired were Urbana.ca Enterprises Corp., E-Bill Direct Inc., and Enersphere.com, Inc. On March 10, 2000, these companies were amalgamated under the statutory laws of the province of Ontario, Canada to form Urbana Enterprises Corp.

         For the six-month period ended June 30, 2001, Urbana.ca had a net loss of $1,054,580 or $0.08 cents per share. This loss compares with a net loss of $1,708,290 or $0.15 cents per share for the corresponding six-month period ended June 30, 2000. During the six-month period ended June 30, 2001, revenue was $118,330 earned from entering into a System Access Agreement with Eagle Wireless International, Inc., and from service and other income. During the six-month period ended June 30, 2001, expenses totaled $1,172,910 consisting of: consulting and management of $192,714, depreciation and amortization of $392,116, interest and finance costs of $70,956, office and general of $139,659, professional fees of $118,055, salaries and benefits of $93,740 and technology contract fees of $165,670.

URBANA.CA ENTERPRISES CORP.

         Urbana.ca Enterprises Corp. was incorporated November 18, 1998 in the province of British Columbia, Canada. Urbana.ca. Enterprises Corp. was engaged in the distribution of Linux based set-top boxes used as an alternative method of delivering Internet content.

         In consideration of the acquisition, our wholly-owned subsidiary, U.R.BA. Holdings, Inc., issued 3,000,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana.ca on a basis of one vote for each exchangeable share of URBA held. The holder of these shares at any time may require URBA to repurchase the shares at the then current market value of the common shares. At its option, URBA may satisfy this obligation in cash or in Urbana.ca shares. Any exchangeable share not exchanged within 25 years will be cancelled.

         The terms of the acquisition agreement required Urbana.ca to issue 3,000,000 common shares to ensure URBA has sufficient shares of Urbana.ca to satisfy its repurchase obligations. The common shares are held under a trust agreement until such time as the exchangeable shares are exchanged or cancelled. In connection with the acquisition, Urbana.ca signed five-year management contracts with the two principals. Urbana.ca agreed to grant a total of 400,000 stock options to these individuals. On September 13, 2000, a former principal of Urbana.ca Enterprises Corp. resigned as a director and CEO of Urbana.ca thus forfeiting further management compensation and the right to 200,000 stock options. On October 20, 2000, the other former principal resigned as a director of Urbana Enterprises Corp. thus forfeiting further management compensation pursuant to this acquisition agreement.

         The business combination has been accounted for using the purchase method of accounting. The 3,000,000 shares issued on acquisition have been valued at $0.30 per share for a purchase price of $900,000. Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years.

E-BILL DIRECT INC.

         E-Bill Direct Inc. was incorporated May 27, 1999 in the province of Ontario, Canada. E-Bill Direct Inc. is engaged in designing, developing and providing electronic presentment and payment services to the business community.

         In consideration of the acquisition, URBA issued 2,950,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana.ca on a basis of one vote for each exchangeable share of URBA held. The holder of these shares at any time may require URBA to repurchase the shares at the then current market value of the common shares. At its option, URBA may satisfy this obligation in cash or in Urbana.ca shares. Any exchangeable share not exchanged within 25 years will be cancelled.

         The terms of the acquisition agreement required Urbana.ca to issue 2,950,000 common shares to ensure URBA has sufficient shares of Urbana.ca to satisfy its repurchase obligations. The common shares are held under a trust agreement until such time as the exchangeable shares are exchanged or cancelled. In connection with the acquisition, Urbana.ca signed three-year management contracts with the two principals. Urbana.ca agreed to grant a total of 200,000 stock options to these individuals.

         The business combination has been accounted for using the purchase method of accounting. The 2,950,000 shares issued on acquisition have been valued at $0.27 per share for a purchase price of $796,500. Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years.

ENERSPHERE.COM, INC.

         Enersphere.com, Inc. was incorporated September 28, 1999 in the province of Ontario, Canada. Enersphere.com, Inc. is a content company that utilizes set-top boxes as its medium to deliver Internet and intranet-based services to customers.

         In consideration of the acquisition, URBA paid $84,828 cash and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana.ca on a basis of one vote for each exchangeable share of URBA held. The holder of these shares at any time may require URBA to repurchase the shares at the then current market value of the common shares. At its option, URBA may satisfy this obligation in cash or in Urbana.ca shares. Any exchangeable share not exchanged within 25 years is to be cancelled.

         The terms of the acquisition agreement required Urbana.ca to issue 4,500,000 common shares to ensure URBA has sufficient shares of Urbana.ca to satisfy its repurchase obligations. The common shares are held under a trust agreement until such time as the exchangeable shares are exchanged or cancelled. In connection with the acquisition, Urbana.ca signed two-year management contracts with the two principals. Urbana.ca agreed to grant a total of 200,000 stock options to these individuals. On December 15, 2000, one of the former principals of Enersphere.com, Inc. resigned as an officer of Urbana Enterprises Corp. thus forfeiting further management compensation and the right to 100,000 stock options.

         The business combination has been accounted for using the purchase method of accounting. The 4,500,000 shares issued on these acquisitions have been valued at $0.34 per share for a purchase price of $1,614,828, including the cash payment. Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years.

SUMMARY

         These business combinations have been accounted for using the purchase method of accounting. Goodwill arising on these acquisitions totaled $3,635,478 and is being amortized on a straight-line basis over 60 months. During the six-month period ended June 30, 2001 amortization was $363,546. Goodwill, net of amortization, was $2,544,840 at June 30, 2001.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL STATEMENT

         Urbana.ca is a development stage enterprise. Urbana.ca has only recently generated revenue and is continuing to incur substantial costs in connection with pursuing the development of its business. Urbana.ca's continued existence is dependent on its ability to obtain sufficient financing to meet its financial needs and ultimately to attain profitable operations.

         At June 30, 2001, Urbana.ca had a working capital deficiency of $1,637,442, inclusive of loans payable, and has accumulated losses since inception of $5,126,998. Urbana.ca primarily continues to secure its financing requirements by way of equity and debt financing. During the six month period ended June 30, 2001, Urbana.ca earned $118,330 revenue from an initial licensing fee and from service and other income.

ISSUANCE OF SHARES

         During the six-month period ended June 30, 2001, Urbana.ca completed the following capital stock transactions:

         o issued 150,000 shares of common stock on conversion of 150,000 exchangeable shares originally issued in connection with the acquisitions of Urbana.ca Enterprises Corp., Enersphere.com, Inc. and E-Bill Direct Inc. The shares of common stock have been recorded at the underlying carrying value of the exchangeable shares converted totaling $51,000.

         o issued 250,000 shares of common stock with a fair value of $55,000 in prepayment of a one year media relations consulting agreement.

         o issued 150,000 shares of common stock with a fair value of $33,000 in prepayment of a three month consulting agreement.

         o issued 150,000 shares of common stock with a fair value of $33,000 in payment of a technology contract completed during the period

         o issued 15,000 shares of common stock with a fair value of $2,100 in partial payment of a $4,200 consulting agreement completed during the period of which $2,100 remains payable as at June 30, 2001.

         Subsequent to June 30, 2001, Urbana.ca completed the following capital stock transactions:

         o issued 880,000 shares of common stock on conversion of 880,000 exchangeable shares originally issued in connection with the acquisitions of Urbana.ca Enterprises Corp., Enersphere.com, Inc. and E-Bill Direct Inc. The shares of common stock have been recorded at the underlying carrying value of the exchangeable shares converted totaling $268,400.

         o completed a Securities Purchase Agreement with Eagle Wireless International Inc. Under this agreement, Urbana.ca issued 3,600,000 restricted shares of common stock to Eagle in return for 200,000 shares of the common stock of Eagle. To date, Urbana.ca has sold 100,000 of the Eagle shares for net proceeds of approximately $103,000.

         o     issued   1,218,330  shares  of  common  stock  on  conversion  of
               debentures with an outstanding principal balance of $365,499.

         o Issued warrants to purchase 100,000 shares of common stock at an exercise price of $0.143 to seven individuals in connection with the placement of $440,000 of convertible debentures.

         Urbana.ca has agreed to issue common shares in connection with loans payable and financing arrangements as noted below.

LOANS PAYABLE

         At June 30, 2001, Urbana.ca had outstanding convertible loans of $1,174,162 plus accrued interest of $121,469 (total of $1,295,631). These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. Urbana.ca did not repay these loans and as a result has offered the lenders the right to convert the principal into units of Urbana.ca at a price of $0.57 per unit (during the quarter ended March 31, 2001, it was amended by Urbana.ca to $0.30 per unit). Each unit is comprised of one restricted common share of Urbana.ca and one-half share purchase warrant. Each whole share purchase warrant is exercisable upon issuance of $5.00 per common share for a period of two years. A total of $110,000 of the loans, plus accrued interest, has been repaid. Urbana.ca has received demands for repayment from certain lenders to whom Urbana.ca owes $50,000, plus accrued interest. Lenders holding outstanding convertible loans of $37,561 have commenced legal action against us. See "Legal Proceedings."

         The offer to the lenders by Urbana.ca was to be made by way of a prospectus and Registration Statement to be filed with the applicable Canadian regulatory authorities and the Securities and Exchange Commission in the United States ("SEC"). Urbana.ca's Registration Statement filed with the SEC was declared effective June 28, 2001, however, Urbana.ca was unable to obtain approval of its prospectus filed in Canada with the Ontario Securities Commission.

         During the fiscal year ended December 31, 2000, Urbana.ca received additional loans totaling $217,218, which are payable on demand and bear interest at rates from 8% to 10% per annum. During the six-month period ended June 30, 2001, $7,218 of these loans, plus accrued interest, has been repaid. At June 30, 2001, Urbana.ca had outstanding loans of $210,000 plus accrued interest of $13,519 (total of $223,519).

FINANCING ARRANGEMENTS

         SPECIAL WARRANTS

         During the year ended December 31, 2000, Urbana.ca completed a special warrant offering for 847,989 special warrants at $1.25 per special warrant for proceeds, net of offering costs, of $886,405. During the six-month period ended June 30, 2001, the funds held in trust ($158,998) were released to Urbana.ca in accordance with the terms of the trust under which they were held. Each special warrant is convertible into one common share and one-half share purchase warrant exercisable for a period of two years at a price of $5.00 per whole share purchase warrant. Groome Capital.com, Inc., the broker/dealer on this transaction, has been granted non-assignable warrants to acquire, without payment of additional consideration, 1 year compensation options providing the right to purchase, at $0.30 per unit, a number of units equal to 10% of the special warrants sold under this offering.

         During the six-month period ended June 30, 2001, the board of directors of Urbana.ca approved a reduction in the per unit conversion price of the share purchase warrants from $5.00 to $0.30 per whole share purchase warrant.

         EQUITY LINE OF CREDIT

         On December 27, 2000, Urbana.ca entered into an equity line of credit agreement, arranged through May Davis Group, Inc., as broker/dealer and placement agent. This agreement was subsequently cancelled and replaced with a new agreement dated July 24, 2001. The effective date of the agreement is the date that the SEC first declares effective a registration statement on Urbana.ca's common stock. The agreement has a 30-month period commencing on the effective date. Subject to the conditions set out in the agreement, Urbana.ca may issue and sell to Cornell Capital Partners, and Cornell Capital Partners shall purchase, common shares of Urbana.ca up to a total purchase price of $5.0 million. See "Equity Line of Credit."

         In connection with the December 27, 2000 equity line agreement, Urbana.ca issued to May Davis Group, Inc., the placement agent, 600,000 shares at a price of $0.22 per share as additional compensation. This compensation of $132,000 is recorded as deferred finance fees and will be setoff against the gross proceeds of each advance.

         CONVERTIBLE DEBENTURES

         On December 27, 2000, Urbana.ca, entered into a securities purchase agreement with investors arranged through May Davis Group, Inc., as broker/dealer and placement agent. Under this agreement, Urbana.ca sold to the investors $440,000 of Urbana.ca's 5% convertible debentures due five years after closing. The debentures are convertible at the option of the holder into shares of Urbana.ca's common stock at any time after closing at the lesser of an amount equal to a fixed price of 120% of the closing bid price at the time of closing per share or an amount equal to 80% of the five lowest closing bid prices for the 20 trading days immediately preceding the conversion date. At June 30, 2001 accrued interest totals $7,662. In connection with the sale of the convertible debentures, Urbana.ca paid May Davis Group, Inc. a commission and legal fees for a total of $67,400. Urbana.ca issued to May Davis Group, Inc. additional compensation by way of warrants to purchase 100,000 shares of Urbana.ca's common stock at an exercise price of $0.27 per share. In addition, Urbana issued warrants to purchase a total of 100,000 shares of common stock to Owen May, Mark Angelo, Joe Donohue, Hunter Singer, Robert Farrell, Matt Beckman and John Paul Devito. The warrants are exercisable in whole or in part to December 27, 2005. The fair value of these warrants has been recorded as a financing fee of $24,300. The total costs are recognized over the 60-month term of the debenture or upon conversion.

         REGISTRATION RIGHTS

         Under registration rights agreements, Urbana.ca is obligated to register for resale the shares issuable upon conversion of the debentures and shares issuable upon exercise of the warrants issued to May Davis Group, Inc. in connection with the debenture agreement, shares issuable pursuant to the equity line of credit agreement, and shares issued as compensation to May Davis Group, Inc. in connection with the equity line of credit. These shares are being registered in the accompanying registration statement.

STRATEGIC ALLIANCE AGREEMENT

         During the six-month period ended June 30, 2001, Urbana.ca entered into a new strategic partnership agreement with Eagle to provide non-exclusive joint marketing and installation services for set-top boxes. The agreement also provides for lease financing through Eagle Wireless International under certain conditions and acceptable credit terms and for the sharing of recurring revenues between the two companies.

SYSTEM ACCESS AGREEMENT

         During the six-month period ended June 30, 2001, Urbana.ca entered into a 10-year System Access Agreement with Eagle Wireless International Inc. to provide a "turnkey" LocalNet site in Houston, Texas, provide technical support to upload advertising information as it becomes available from local community organizations and facilitate the use of Eagle set-top boxes. Eagle paid a non-refundable initial license fee of $100,000.

STATION PROJECT

         During the six-month period ended June 30, 2001, Urbana.ca announced that set-top boxes and LocalNet portal software will be supplied to Greater Sudbury Telecommunications Inc. for Phase I of an $11 million utility broadband project located in Sudbury, Ontario, Canada. Urbana.ca is currently negotiating the portion of Phase 1 to be provided by Urbana.ca. The Utility project is awaiting approval of government funding.

LOCALNET PORTAL

         During the six-month period ended June 30, 2001, Urbana.ca announced that a LocalNet Portal was launched in Cambridge, Ontario, Canada. Urbana will retain all revenues from the sale of local and national advertising.

VIDEO-ON-DEMAND

         During the six-month period ended June 30, 2001, Urbana.ca announced that a strategic alliance has been entered into with Callisto Media Systems Inc., Hull, Quebec, Canada to provide video streaming through Urbana.ca's set-top boxes. Video streaming will add new and exciting content to Urbana.ca's set-top boxes.

SERVICE AGREEMENT

         Subsequent to the six-month period ended June 30, 2001, Urbana.ca announced that a service agreement had been entered into with the Alcohol and Drug Recovery Association ("ADRAO") of Ontario to bring ADRAO's health promotion and prevention program to the World Wide Web.

                             DESCRIPTION OF BUSINESS

COMPANY HISTORY

         Urbana was originally organized in the State of Delaware in February 1993 under the name of PLR, Inc. In November 1997, Urbana changed its name to Integrated Carbonics Corp. and moved its domicile to the State of Nevada. On July 23, 1999, Integrated Carbonics Corp. changed its name to Urbana.ca, Inc.

         In 1997, Urbana entered into agreements with Da-Jung Resources Corp. to acquire certain of Da-Jung's assets in the People's Republic of China. These assets have been abandoned due to the inability to raise project financing and, as such, ARS has written off the investment in its Chinese joint ventures.

         In January, 2000, Urbana completed the acquisition of Urbana.ca Enterprises Corp., Enersphere.com, Inc. and E-Bill Direct, Inc. after entering into share exchange and share purchase agreements with each company wherein the shareholders of each acquired entity received exchangeable non- voting shares in the capital of U.R.B.A. Holdings Inc. that are exchangeable on a one-for-one basis to restricted common shares in the capital of Urbana. The aggregate consideration paid for the acquired entities was 10,450,000 common shares of Urbana (after conversion), plus $84,828 CDN in cash payments to Enersphere.com, Inc. All consideration has been paid in full.

         In March 2000, Urbana undertook the merger of the three acquired entities into Urbana Enterprises Corp., an Ontario registered corporation wholly owned by Urbana. The resulting corporate structure has Urbana, which operates as a financing and holding company for its two wholly owned subsidiaries:

         o     U.R.B.A.   Holdings  Inc.,  a  non-operating   subsidiary   which
               facilitated the acquisition of the subsidiaries, and

         o Urbana Enterprises Corp., an Ontario registered corporation which is the operating, wholly owned subsidiary company established to execute the business plan of Urbana.

         The terms of each of these acquisitions is set forth below:

URBANA.CA ENTERPRISES CORP.

         Urbana.ca Enterprises Corp. was incorporated November 18, 1998 in the province of British Columbia. Urbana.ca Enterprises Corp. is engaged in the distribution of Linux based set top boxes used as an alternative method of delivering Internet content. From inception (second quarter of 1999) to the date of acquisition, losses totaled $193,171.

         In consideration of the acquisition, U.R.B.A. Holdings Inc. issued 3,000,000 non-voting exchangeable shares to the following:

                    Gregory Alexanian                               1,102,500
                    Jason Cassis                                    1,102,500
                    Bill Little                                       100,000
                    Stonewall Capital Corp.                           200,000
                    Philip Cassis                                     495,000

                    Total                                           3,000,000

         The holders of these shares have been granted voting rights in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in shares. Any exchangeable share not exchanged within 25 years is to be cancelled.

         Pursuant to the terms of the agreement, Urbana issued 3,000,000 common shares in trust to be held under the terms of a trust agreement executed January 4, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

         In  anticipation  of this  acquisition,  two  shareholders of Urbana.ca
Enterprises Corp., each holding a 36.75% interest in this company, became directors of Urbana effective July 21, 1999 and, subsequent to the acquisition, entered into five year management contracts for an aggregate of Cdn$120,000 in year 1 and for amounts to be negotiated for years 2 through 5. In addition, Urbana also agreed to grant a total of 400,000 stock options to these individuals pursuant to the stock option plan implemented in 1999.

         Effective September 13, 2000, a former principal of Urbana.ca Enterprises Corp., Jason Cassis, resigned as a director and CEO of Urbana, thus forfeiting all further compensation and the right to 200,000 stock options pursuant to the management agreement. Effective October 20, 2000, the other former principal of Urbana.ca Enterprises Corp., Gregory Alexanian, resigned as an officer of Urbana Enterprises Corp., thus forfeiting all further compensation from that company; however, he remained a director of Urbana.ca, Inc., thus retaining the right to 200,000 stock options pursuant to the management agreement.

E-BILL DIRECT, INC.

         E-Bill Direct, Inc. was incorporated May 27, 1999 in the province of Ontario. E-Bill Direct, Inc. is engaged in designing, developing and providing electronic presentment and payment services to the business community. From inception (second quarter in 1999) to the date of acquisition, losses totaled $16,214.

         In consideration of the acquisition, U.R.B.A. Holdings Inc. issued 2,950,000 non-voting exchangeable shares to the following:

               David M Groves**                                      1,817,500
               Henry Tyler **                                          737,500
               Questech Corporation                                    295,000
               Rockrimmon Investment                                   100,000

               Total                                                 2,950,000

**       Out of this group, only Mr. Groves,  who is  President/CEO/Director  of
         Urbana,  and  Mr.  Tyler,  who  is  Vice  President,   Electronic  Bill
         Presentment, are affiliated with Urbana.

         The holders of these shares have been granted voting rights in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in shares. Any exchangeable share not exchanged within 25 years is to be cancelled

         Pursuant to the terms of the agreement, Urbana issued 2,950,000 common shares in trust to be held under the terms of a trust agreement executed January 10, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

         Subsequent to the acquisition, Urbana signed three year management contracts with the two principals of E-Bill in the aggregate of Cdn$120,000 in year 1, Cdn$160,000 in year 2 and Cdn$120,000 in year 3. In addition, Urbana also agreed to grant a total of 200,000 stock options to these individuals pursuant to the stock option plan implemented in 1999 (the agreement for Mr. Groves was superceded by a management agreement directly with Urbana which provided for the grant of 200,000 options to him). Effective December 31, 2000, the two former principals of E-Bill Direct, Inc. waived Cdn$25,000 payable pursuant to the management contracts for the period from October 16, 2000 to December 31, 2000. Urbana.ca owes the two principals back pay for management compensation in year 2.

ENERSPHERE.COM, INC.

         Enersphere.com, Inc. was incorporated September 28, 1999 in the province of Ontario. Enersphere.com, Inc. is a content company that utilizes set top boxes as their medium to deliver Internet and intranet-based services to customers. From inception (third quarter in 1999) to the date of acquisition, losses totaled $114,917.

         In consideration of the acquisition, U.R.B.A. Holdings Inc. paid $84,828 cash and issued 4,500,000 non-voting exchangeable shares to the following:

                 John Cullen                                    1,125,000
                 Doris Cullen                                   1,125,000
                 Rick Whittaker                                 1,575,000
                 Barb Whittaker                                   675,000

                 Total                                          4,500,000

** Out of this group, only Rick Whittaker and Barb Whittaker, wife of Mr. Whittaker, were affiliated with Urbana. Rick Whittaker was Vice-President, Business Development, and a Director until September 24, 2001.

         The holders of these shares have been granted voting rights in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in shares. Any exchangeable share not exchanged within 25 years is to be cancelled

         Pursuant to the terms of the agreement, Urbana issued 4,500,000 common shares in trust to be held under the terms of a trust agreement executed January 9, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

         Subsequent to the acquisition, Urbana signed two year management contracts with the two principals of Enersphere.com, Inc. in the aggregate Cdn$160,000 in year 1 and Cdn$250,000 in year 2. In addition, Urbana also agreed to grant a total of 200,000 stock options to these individuals pursuant to the stock option plan implemented in 1999. Effective December 31, 2000, the two former principals of Enersphere.com, Inc. waived Cdn$30,000 payable pursuant to the management contracts for the period from October 16, 2000 to December 31, 2000. In addition, effective December 15, 2000 one of these principals of Enersphere.com, Inc., John Cullen, resigned as an officer of Urbana Enterprises Corp., thus forfeiting all further management compensation and the right to 100,000 stock options pursuant to this acquisition agreement.

GENERAL

         Urbana is an e-commerce, transaction and content company that creates Intranet and Internet-based systems in conjunction with local area governments and corporations. Urbana intends to provide local communities with community based entertainment and information services widely used in all facets of everyday life and deliver these services through a customized set-top-box. Internet success is predicated on rich content delivery and delivery mechanisms reaching a maximum target market on a one-to-one basis through both PC's and to areas and viewers where PC use is non- existent. Urbana's aim is to achieve that success by delivering rich content through a set-top-box medium to non-PC consumers.

         As part of its business strategy, Urbana will seek collaborative partners with experience in the development and marketing of its products in the relevant market areas. The intention is to select partners with both the human and financial resources to spearhead the market penetration and development of Urbana's products. The form of collaboration would depend in part on the product candidate, the stage of development, and the partner's expertise. Urbana would also expect any potential partner to be involved in the market of the products. No assurance can be given that any such proposed partnership arrangements will be entered into, or, if entered into, will be successful in completing the development programs for the products in any particular jurisdiction. Urbana has entered into agreements whereby six entities have licensed six separate communities. Notwithstanding Urbana's business strategy described above, Urbana has no regular cash flow and is dependent, initially, on generating required funds primarily by way of equity and debt financing. Urbana expects to continue to rely, in whole or in part, on outside sources of financing to meet its capital requirements for at least the next two years. At least a part of this equity financing is anticipated to come from the Equity Line of Credit. There can be no assurance that Urbana will be able to arrange and complete the required financings on favorable terms. Such equity financings could be highly dilutive.

         The e-commerce industry is characterized by increasingly intense competition. Competition in the e-commerce industry is based primarily on product performance, including efficacy, ease of use and adaptability to various modes of administration, price, marketing, and distribution. Barriers to entry into the market include the availability of patent protection in the United States and other jurisdictions of commercial interest, and the ability and time needed and cost incurred obtaining governmental approval for testing, manufacturing and marketing.

         Some of Urbana's products are in the final stages of development. Therefore, any discussion of a market for Urbana's products is of a preliminary nature. In addition, some of Urbana's competitors have substantially more financial and technical resources, more extensive research and development capabilities, products at a later stage of development, and greater marketing, distribution, production and human resources than Urbana.

LOCALNET SYSTEMS TECHNOLOGY

         Urbana's LocalNet systems technology utilizes set top boxes as the medium to deliver various Internet and Intranet based community services to consumers. The LocalNet framework operates with community leaders and corporations to create community based intranet systems that utilize the Internet to provide residents with current community activities, movies and other entertainment based content as well as such value added services as enhanced television, monitored smoke detectors, automatic meter reading, health and community services. The heart of the LocalNet business model is to provide a turn-key solution to communities so that all residents can access relevant community information. In simplistic terms, Urbana acts as a facilitator for the development of a true "smart community."

THE VISION OF LOCALNET

         Until now, the world-wide web has been primarily a way of bringing together distant people and far-flung resources. Wired or unwired, people live, work, spend and use the resources overwhelmingly located right in their neighborhoods - and their information and communications needs reflect that local bias. Urbana and LocalNet focus on those in the community not utilizing the Web due to lack of content and those without Internet access. The vision of LocalNet is that regardless of what type of medium for access is provided to this segment of the community, this segment will not initiate access without focused content.

         LocalNet is not distant, it's local schools, local doctors, local entertainment, local grocery stores, local police, local government, local sports and fitness, local kid's events, local artists, local parks, local parents looking for local babysitters, local patrons reviewing local restaurants and local businesses going online for local customers. Five years from now Urbana believes, local Web will be everywhere, and it will, Urbana believes, be the dominant gateway to the electronic world. Powerful local content plus expanded access creates a virtuous circle: Better access generates more viewers which provides additional revenue for more and better content.

STRATEGY

         About 50% of any community has computers in their homes and about 50% of this population subscribes to Internet services resulting in a 25%-30% Internet penetration rate. This has severely restrained the Internet's usefulness in a geographic area, limiting the ability for residents to use the Internet as a local medium for communication and limiting the ability for local advertisers to benefit from advertising on the Internet. While local retail and commercial vendors see value in promoting themselves locally, most have seen little value in promoting their businesses on the Internet because of low access rate at the local level.

         Urbana has developed a method of providing a comprehensive, low cost portal connection (LocalNet) which we believe will be meaningful for many residents in a geographic area. Urbana's strategy calls for local communities to provide a self-sustaining local Internet service where all residents have access to the portal, either through an existing personal computer or through a low cost set top box. These two services will provide residents of a community with the ability to communicate with one another and with local service providers within the community. As described above, more access leads to more local Internet services. For example, teachers could now send homework assignments home via e-mail, residents could register for programs via the community channel and local merchants could reach their customers via the Internet. The supporting advertisement could take the form of banner ads on e-mail and community channel pages with the ability to click on the banner ads to go to the advertisers web page. Urbana expects to receive revenue from the ads, which pays for the home gateways.

         We believe that once in the home, the set top box provides much more functionality than just Internet service. We believe it will become a community gateway with the ability to become a true smart home manager. For example, through the Internet connection, Urbana can offer new services such as direct linkage to the fire department and to utility monitoring. These services will be provided at a nominal fee which further defrays the cost of the set top box.

GROWTH STRATEGY

         Urbana expects to leverage its expertise as facilitator and project manager to gain competitive advantage. The critical elements of compelling content, access/penetration to local markets and new value added services will attract strategic partners both locally and internationally. In fiscal 2000,

Urbana completed two internally funded LocalNet sites and four licensed sites in Canada and the U.S.

ELECTRONIC BILLING

BACKGROUND

         The electronic bill presentment industry is poised to capitalize on the new digital age by driving paper and processing costs from $1.50 per bill to $0.40 - $0.50 per bill. According to a recent report by Killen & Associates, a market research firm, U.S. utilities could save $1.2 billion in billing costs by using electronic bill presentment and payment.

PRODUCT

         Urbana's product offerings include digital processing and electronic transmission of high-volume data via e-mail. The usage of embedded digital marketing tools enable corporate customers to achieve very directed target marketing opportunities. The E-Bill Direct Division of Urbana process takes raw data or converts a standard print image file to a proprietary format and integrates the required level of security and via unique digital marketing tools that can optionally include sound, graphics and animation that can be custom designed to meet client needs.

STRATEGY

         Many organizations are requiring or providing incentives to customers to use their websites to pay bills. This approach is time consuming and non-rewarding for the recipient in the quest to locate the website and the billing information. Urbana does not believe that customers will accept for the long term, on an ongoing basis, searching for billing information from many creditors. A percentage of organizations send e-mail to advise clients that their bill is ready for review. Urbana's approach to electronic presentment and payment solutions is as follows. Since consumers are acclimatized to receiving the physical mail at their doorstep, likewise, Urbana will send the bill as an e-mail and eliminate the unnecessary steps.

         Urbana has the ability to offer its clients an outsourcing alternative to electronic bill presentment and payment in that their customer monthly data will be transmitted utilizing Urbana's electronic server platform services. To date, the structure of the electronic bill presentment market is predicated on electronic delivery by pulling customers to websites. Urbana delivers electronic bills, with optional targeted animated graphics with sound, voice and motion provide an effective and unique advertising tool to attract customers to purchase or link to a specific website.

         Historically, Internet advertising has been governed by banner and static advertising. To date, rich, powerful advertising content has been restricted due to the lack of penetration and adoption of high speed (high band-width) Internet access. Allowing ads to incorporate audio, video and other applications will allow the next stage in the evolution of advertising to exceed the current less than 1% response rate generated from banner ads.

         We believe that Urbana has the ability to integrate this rich, powerful, animated advertising. Specialized compression techniques allow for statements and digital advertising to be transmitted in tolerable download times to customers without wide bandwidth transmission. This flexibility enables just-in-time current statement wherever necessary. As a result, just-in-time delivery eliminates call center customer queries about why recent accounting activity is missed. We believe that this reduction in call center activity can equate to substantial dollar savings.

MARKETS

         Management has identified three primary target markets where client operating costs will be cut and traditional cost centers can become revenue producing entities. The three markets (loyalty programs, brokerage and utilities) are unique by nature but have similar problems in the dissemination of current up-to-date data to clients.

         The various loyalty/affinity card type programs initiated by major petroleum, retail and transportation (airline/car rental) typically issue monthly or quarterly statements reflecting account activity and a bonus point balance summary. Many households (Canada and the U.S.) carry multiple cards reflecting loyalty and usage. As an example, "Airmiles" alone has a customer base of 6 million equating to 24 million statements sent annually.

         The brokerage industry not only mails monthly statements showing account activity and balances in the various equity markets, but it also sends daily settlement buy/sell slips by mail. The combined total transactions of the Toronto Stock Exchange, New York Stock Exchange, and National Association of Securities Dealers, Inc, Automated Quotation system, including mutual funds, approximates 2.4 billion transactions. Replacing the paper process of mailing statements and trade confirmations, electronically, could potentially eliminate much of the cost borne by the brokerage industry.

         The utility industry is presently going through some major restructuring especially the electric utilities. As a result introduction of automatic meter reading and electronic billing and payment solutions will substantially reduce and contain costs. Our suite of solutions provide the means to address these market opportunities.

         We believe that the E-Bill Direct Division of Urbana has the electronic presentment and payment solutions to address the foregoing and many other market opportunities. These opportunities will generate substantial revenues as part of the target delivery to the consumer is via the set-top-box that enables and facilitates a potential 100% penetration within the various LocalNets.

MAJOR COMPETITION

         Urbana's major competitors are as follows:

         o Canada Post: In pilot since 1999 with expected service offering in late 2001.

         o E-Route: Consortium of large Canadian players including some major banks with expected roll-out in 2000.

         o     Xenos  Group:   Canadian  software  company  offering  electronic
               presentment of documents.

         o Paytrust: a US based company with a web-based service offering consumer bill delivery.

         o     Others: Paysense, Edocs, Checkfree, Transpoint, Whitehill.

COMPETITIVE ADVANTAGE

         Urbana   believes  it  has  three   competitive   advantages  over  its
competitors:

         o Management has years of multimedia, animation and advertising experience combined with electronic processing expertise;

         o Urbana utilizes a direct delivery, push and pull (not a web-centric, pull only) solution for electronic presentment and payment; and

         o The set top boxes Urbana plans to distribute can be used to reach up to 60-70% of the market that currently does not have Internet service in homes.

SET-TOP BOXES

DESCRIPTION

         Urbana licenses set-top boxes from Eagle Wireless International, Inc. This license is exclusive in Canada and non-exclusive in the United States. The set top box is a consumer electronics device that connects any television to the Internet via a standard analog phone line. Once connected, the end user of the set top box can easily access the Internet and can enjoy most of the applications the Internet has to offer such as e-mail, e-commerce, web surfing, video on demand, video conferencing and on-line banking.

         Urbana believes that the licensed set-top box offers consumers a standard Internet browser, and applications pre-loaded from the server at the Internet service provider. Adding, updating or changing applications is done through Urbana or channel partner's networks, meaning the user does not need to install new software in the set top box every time a feature is added, enhanced or changed.

         Urbana originally distributed a set top box in its pilot markets that is manufactured by Acer Corporation in Taiwan (Acer NT 150); however, Urbana has discovered that the Liberate operating system used by Acer is overly proprietary to meet the feature growth requirements of Urbana. Urbana, therefore, has decided to deploy the next generation of set top boxes utilizing the Linux and QNX operating systems and sourcing Eagle Wireless International, Inc. set top boxes as described below.

PRODUCT AND MANUFACTURING

         Urbana entered into an exclusivity agreement with Eagle Wireless International Inc. in January 2000 wherein Eagle Wireless International Inc. agreed to manufacture and sell set top boxes to Urbana and granted the exclusive right to Urbana to sell Eagle Wireless International Inc. manufactured set top boxes in Canada and the non-exclusive right to sell the set top boxes in the United States. Urbana has chosen Eagle Wireless International, Inc. as its manufacturing and engineering partner because of this company's ability to produce a unique feature set with an operating system independent hardware platform that can accommodate all the popular operating systems and readily accept new software for different applications.

         Eagle Wireless International, Inc. has the first right to provide Urbana's set top box requirements. Urbana must make certain volume purchases to maintain its rights under the exclusivity agreement. Urbana presently has no plans for developing an in-house manufacturing capability for its set top boxes.

         Eagle Wireless International, Inc. is a Texas corporation with offices in League City, Texas. It was incorporated in Texas in May 1993 and began business in April 1996. Eagle Wireless International, Inc. is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. In 1999, Eagle Wireless International, Inc. invested substantial resources in a multi-media Internet appliance product line known as a set top box in an effort to prepare it for the new era of wireless consumer products and multimedia Internet related products. Eagle Wireless International, Inc. announced sales of its first set top boxes in early 2000.

PRODUCT FEATURES

         The licensed set-top box has the following features:

         o     Linux/QNX operating system.
         o     Fully compliant 4.0 Internet browser.
         o     Off-line  e-mail/e-mail  editor  (optional  depending on vertical market).
         o     Java Media Player for music and video.
         o     Enhanced television tuner
         o     USB, PCI serial and parallel ports for expansion and accessories.
         o     Built-in  radio   frequency   modulator  for  connection  to  any
               television, with audio and video in and out jacks.
         o     Ethernet input.
         o     Wireless keyboard and remote control
         o "Flash" read only memory for remote set top box software updates while in service.
         o     Smartcard  reader  and  writer  for   programming,   loyalty  and
               financial operations.

MARKET SUMMARY AND TARGET MARKET

         A set top box user can be anyone with a television set and a desire to go on-line. The consumer target market consists of a broad cross-section - from young families to senior citizens.

         Urbana's target markets are:

         o Baby boomers - 89 million in the United States and Canada people born from 1946 to 1964.
         o     Empty nesters - top 1/4 of the baby boomers and beyond.
         o     Generation X group (born 1966 with young children).
         o     The fundamental market components are:
         o 99% of households in North America have at least one television set.
         o     75% have 2 or more television sets.
         o Cable/Satellite television broadcast is available to 75% of United States households.

         o Worldwide units sales of set top box were US$0.80M in 1999 compared to US$0.3M in 1996.
         o Sales are expected to reach US$8.0M in 2002 - and are expected to dominate the marketplace by 10:1 according to "Cite eStats/Datamonitor".

         Currently there are 75 million Internet users in North America and that total is expected to climb to 95 million over the next year. This presents an incredible "viewing" audience that is using the Internet on an average of 1.8 hours per day. Currently only the Grammy Awards and Super Bowl attract audiences of this size.

INDUSTRY ANALYSIS AND TRENDS

         "Datamonitor" predicts that interactive television will reach 67 million homes in the United States and Europe by 2003 - a large increase from the 1998 level of 10.3 million. User options for connectivity are not limited to fiber-optic or coaxial cable but include satellite broadcast as well. Currently, competition is limited to a few big electronics manufacturers that have so far been unable to combine their product with a fully integrated and localized user package. For example, Microsoft's WEBTV paints all consumers of their service with a wide brush of viewer options.

         Established set top box distributors have high overheads created by current facilities, sales staff, inventory and shrinkage. To operate profitably requires typical retail markups on manufacturer's pricing - even for big box merchants. Launching an e-commerce website to leverage their existing brand equity does not impact the cost structure and markup requirements of established retailers.

         Advanced television set top boxes can connect to the Internet in another way. In Europe, satellite standards are beginning to compete with cable specifications signaling a possible trend in North America. Some United States companies such as DirecTV already offer satellite-based Internet connections, but these technologies are proprietary. The trend is toward having the standards process apply to satellite broadcasts and cable services. Whatever the method of connectivity, it has been predicted that this form of Internet access will rapidly provide such competition that the traditional Internet service providers will experience a dramatic reduction in growth rate.

WARRANTY, TECHNICAL SUPPORT AND SERVICE POLICIES

         Urbana's technical support team communicates directly to customer technicians who, in turn, provide support to end-users. All end-user information is held at the "customer" level. The customer technicians are factory trained and supplemented with follow-up training and information.

         Urbana's technical support is provided by application engineers hired on contract. They work with the customer during the sales cycle to learn their needs. A toll free number has been provided to customers to ensure a single point for communications. All technical and reference materials are on-line in a secure website for customer access.

DIRECT COMPETITION

         The competition in the set top box market consists of approximately 87 manufacturers who are actively marketing a number of set top boxes, and of these, approximately 12 are considered as being direct competitors with Urbana:

         o     WebTV
         o     Sony
         o     Philips
         o     Thompson
         o     DirectPC
         o     EchoStar (partnered with WebTV)
         o     Acer/Liberate
         o     Neon
         o     NetGem
         o     WebSurfer
         o     Paradise
         o     AOL TV (marketed through K Mart and Wal Mart)

INDIRECT COMPETITION

         The major cable networks are deploying two-way interactive services utilizing the Internet (e.g., AT&T, Rogers Cable and Cox Communications. Also, there exist the National Internet Service Providers and major portals (for example, America Online). Urbana will rely on its flexibility as a small company, the use of the Linux operating system and constant monitoring and upgrading to meet customer driven requirements to remain competitive against both its direct and indirect competitors.

OPERATIONS AND FULFILLMENT

         Operations and fulfillment are managed in-house, although, most of the physical work is contracted out. This approach reduces costs related to overhead and employee payroll, provides access to state-of-the-art technologies and gives Urbana the resources to be successful in the market while incurring minimal costs.

ENGINEERING AND DESIGN

         Urbana's engineering and design teams are limited to application engineering and high-level specification technical writers. Urbana is a sales and marketing company and has, therefore, outsourced its product engineering and manufacturing to Eagle Wireless International, Inc.

STATUS

         Urbana has successfully completed a six month pilot project known as the Guelph LocalNet. The purpose of the pilot was to distribute 125 set top boxes to various local community target markets such as schools, local government, local corporations and individual users. The pilot is monitored for technical proficiency to gain market intelligence and to test the effectiveness of the Guelph LocalNet software. Urbana, upon the initial indications of success of the pilot, agreed to move the product to its next stage of development. The last stage of development will enable Urbana to move toward the preparation of licensing its product for sale in the fall of 2001. The preparation of the product and sale of the product are contingent on many factors, including, but not limited to, the raising of sufficient capital, completion of the software, delivery by Eagle Wireless International, Inc. of a merchandisable set-top box, etc.

         Urbana has five potential revenue producing divisions:

         o     LocalNet
         o     advertising
         o     electronic billing
         o     set-top-box sales
         o     corporate sponsorships

EAGLE WIRELESS INTERNATIONAL, INC.

EXCLUSIVITY AGREEMENT

         In January, 2000, Urbana entered into an exclusivity agreement with Eagle Wireless International, Inc. of League City, Texas. Within the terms of this agreement, Eagle Wireless International, Inc. has agreed to manufacture and sell set top boxes to Urbana and granted exclusive right to Urbana to sell Eagle Wireless International, Inc. manufactured set top boxes in Canada in return for certain volume purchases by Urbana over a 24 month period. Urbana also entered into a license agreement with USA Video of Mystic, Connecticut wherein certain compression technology developed by USA Video may be embedded into set top boxes manufactured by Eagle Wireless International, Inc. and sold by Urbana.

CONSULTING AGREEMENT

         Effective December 19, 2000, Urbana entered into a one year consulting agreement with Eagle Wireless International, Inc. The consulting services provided by Eagle Wireless International, Inc. relate to advanced entertainment platform features, related set-top box software and broadband streaming issues. As compensation, Urbana has issued 700,000 restricted shares of common stock.

STRATEGIC PARTNERSHIP AGREEMENT

         Urbana's wholly owned subsidiary, Urbana Enterprises Corp., entered into a strategic alliance agreement with Eagle Wireless International, Inc. on February 22, 2001. The alliance provides for non-exclusive joint marketing and installation services for set-top boxes. In addition, the alliance provides for lease financing through Eagle Wireless International, Inc. under certain conditions and acceptable credit terms and for the sharing of recurring revenues between the two companies.

SYSTEM ACCESS AGREEMENT

         During the quarter ended March 31, 2001, Urbana entered into a 10-year System Access Agreement with Eagle Wireless International, Inc. to provide a "turnkey" LocalNet site in Houston, Texas, provide technical support to upload advertising information as it becomes available from local community organizations and facilitate the use of Eagle Wireless International, Inc. set-top boxes. Eagle Wireless International, Inc. paid a non-refundable initial license fee of $100,000.

DISTRIBUTORSHIP AGREEMENT

         On February 8, 2001, Urbana's wholly owned subsidiary, Urbana Enterprises Corp., entered into a distributorship agreement with J.D. Donahue & Associates. Under terms of the agreement, J.D. Donahue will market Urbana's suite of products to the U.S. government. The companies determined the distribution strategy was prudent rather than wait for the closure of the acquisition process, as set forth above.

STATION PROJECT

         During the three months ended June 30, 2001, Urbana announced that set-top boxes and LocalNet portal software will be supplied to Greater Sudbury Telecommunications Inc. for Phase I of an $11 million utility broadband project located in Sudbury, Ontario. Urbana is currently negotiating the portion of Phase 1 to be provided by Urbana. The utility project is awaiting approval of government funding.

         In the ordinary course of business, Urbana has entered into the following agreements during the years 2000 and 2001:

AGREEMENT WITH BELL NEXXIA

         On August 31, 2000, Urbana completed an agreement to offer the low priced Internet connection in Canada. The agreement combines Urbana's LocalNet software with Bell Nexxia's infrastructure. The agreement is intended to enable Urbana to rapidly deploy and expand its customer base across Canada. Urbana will offer a suite of competitively priced services to the communities across Canada. Through the agreement with Bell Nexxia (a wholly owned subsidiary of Bell Canada), Urbana's customers are intended to benefit from access to a full range of advanced communications services to meet their individual needs. Urbana intends to seek similar types of agreement with United States communications companies.

LICENSING AND CO-MARKETING AGREEMENT WITH SAGE SYSTEMS

         On November 17, 2000, Urbana entered into a licensing and co- marketing agreement with Sage Systems, creator of AladnT, a narrowband home networking technology that connects home appliances to each other and the Internet. Under the terms of agreement, Urbana will license and deploy Sage System's narrowband networking technology. The two companies have also signed a joint marketing agreement with expectations of marketing the combined system to electric companies and their customers.

INTELLECTUAL PROPERTY

GENERAL

         Urbana's patent and trademark strategy is to pursue in selected jurisdictions the broadest possible patent protection on its proprietary products and technology. Urbana plans to protect its technology, any inventions and improvements to its inventions by filing patent applications in selected key countries according to industry standard in a timely fashion. Urbana also relies upon trade secrets, know-how and continuing technological innovations to develop its competitive position. It is Urbana's policy to require its directors, employees, consultants, and parties to collaborative agreements to execute confidentiality agreements upon the commencement of employment, consulting or collaborative relationships with Urbana. These agreements provide that all confidential information developed or made known during the course of the relationship with Urbana is to be kept confidential except in specific circumstances. In the case of employees and consultants, the agreements provide that all inventions resulting from work performed for Urbana utilizing property of Urbana or relating to Urbana's business and conceived or completed by the individual during employment are the exclusive property of Urbana to the extent permitted by law.

         Urbana itself does not have patents or patents pending and it is unlikely that the process by which Urbana produces its contemplated products would itself be patentable.

ORGANIZATIONAL STRUCTURE AND FACILITIES

         Urbana currently has five full-time employees, two of which are employed in research and development and nine of which are engaged in sales and administration. Urbana subcontracts software development to three software companies. At this time, none of Urbana's employees are subject to collective bargaining agreements. A number of key employees, officers and directors have in place management agreements the terms of which protect Urbana from future competition by these persons and against disclosure of confidential information they come into contact with during the course of their employment or other association with Urbana. Urbana anticipates hiring a chief financial officer in the fourth quarter of 2001, and additional sales and marketing professionals.

FUNDING FOR OPERATIONS

         On June 15, 2000, Urbana entered into an agreement with Ladenburg Thalmann & Co., Inc. for the purpose of this firm to act as Urbana's exclusive placement agent (later revised to non- exclusive) and financial advisor in connection with a best efforts offering of up to $3,500,000. Under the terms of this agreement, Urbana agrees to pay Ladenburg a cash fee of 6% of the funds raised and to issued to this firm a warrant to purchase common stock equal to 6% of the funds so raised. Urbana has determined not to secure any funds under this agreement.

         Between February and August 2001, Urbana received private placement funding from investors represented by May Davis Group, Inc., a registered broker/dealer. The funding consists of a $440,000 principal amount, 5% coupon convertible debentures due in 2005. This funding was placed with accredited investors.

         In July 2001, Urbana entered into the Equity line of Credit, pursuant to which Urbana may have access to up to $5.0 million of financing from the sale of common stock.

                                   MANAGEMENT

         Our present directors and executive officers are as follows:

                  NAME            AGE                   POSITION
           --------------------   -----  ----------------------------------------------------------
           David M. Groves        52     President, Chief Executive Officer and Director
           Robert S. Tyson        42     Vice-President, Secretary and Director
           Henry Tyler            54     Vice-President, Electronic Bill Presentment and Director

         The following is a brief description of the background of our directors and executive officers.

DAVID M. GROVES, PRESIDENT/CHIEF EXECUTIVE OFFICER/DIRECTOR

         Mr. Groves, age 52, brings over 20 years of senior management experience (CEO & COO positions) with particular expertise in emerging technologies and markets including e-commerce, Internet marketing, wireless communications, electronic billing systems and a variety of Internet business models. He was the President and CEO of Image Data International Corporation from 1991-1997 and went on to serve as Senior Vice President at Omega Digital Data Inc. until June 1998 and started E-Bill Direct, Inc. shortly thereafter. Along with his strong technical and administrative background, Mr. Groves brings considerable experience in the financial areas of acquisitions, divestitures, public offerings and private placements and he will be counted on to contribute in a leadership capacity in all these areas. He currently serves as CEO of Urbana Enterprises Corp. Mr. Groves started with Urbana in January 2000.

ROBERT S. TYSON, VICE PRESIDENT/SECRETARY/DIRECTOR

         Mr. Tyson, age 42, is an experienced administrator of 13 years specializing in the development of emerging public companies having held senior management positions or management consulting positions with emerging companies in the manufacturing and high-tech sectors. From 1991 to 1996 Mr. Tyson was president of Watson Bell Communications, Inc. and its predecessor company, Silent Communications Inc. Watson Bell was a public company trading on the Vancouver Stock Exchange that developed a hand-held telecommunications device. Mr. Tyson has spent the past 4 years as a consultant with MCA Equities Ltd., a Vancouver based business consulting firm and has served as an officer and director of Urbana since 1997. Mr. Tyson is responsible for the corporate affairs of Urbana, including all issues to do with corporate governance and assisting with finance, administrative, contract and corporate communications issues.

HENRY TYLER, VICE PRESIDENT, ELECTRONIC BILL PRESENTMENT AND DIRECTOR

         Mr. Tyler, age 54, has more than 20 years experience with leading Canadian companies having mastered skills in analysis, design, development, tactical & strategic planning, project management, administration and sales. Mr. Tyler sold and managed the development and delivery of multi-million dollar E-commerce business solutions to companies such as American Express, IBM and four of Canada's five chartered banks. From 1996-1998, he was Vice President, Sales for Omega Digital Data, Inc. where he was responsible for the sale and delivery of the first hand-held wireless LAN terminal solutions to the Bank of Nova Scotia. He became a partner and Vice President of E-Bill Direct, Inc. in 1999. Mr. Tyler will be responsible to oversee and review all technical and product development issues as well as sales of Urbana's Electronic Bill Presentment products and solutions. He joined Urbana in January 2000, and became a director on September 24, 2001.

KEY EMPLOYEE

         We also employ the following key employee:

MARTY PARREST, DIRECTOR OF INFORMATION TECHNOLOGY

         Mr. Parrest, age 40, has been developing, implementing and managing the use of leading edge information technologies for nearly two decades. From August 1998 to January 2001, he operated his own consulting business, Para-Computing, Inc., which worked with website design, and other Internet services. For the period of June 1997 to August 1998, Mr. Parrest was employed as information services national manager for AST Canada (Samsung Division). Prior to that, from

September 1995 to June 1997, he served as a marketing database analyst for Xerox Canada. Mr. Parrest, who joined Urbana in January 2001, is responsible for the development, integration and implementation of Urbana's Intranet and Internet infrastructure and application systems.

RESIGNATION OF DIRECTOR

         On September 24, 2001, Mr. Rick Whittaker resigned from all positions held with Urbana, including his membership on the Board of Directors. On September 24, 2001, Urbana's Board of Directors filled the vacancy created by Mr. Whittaker's resignation with Mr. Henry Tyler.

MANAGEMENT CONTRACTS

         On January 10, 2000, Urbana entered into a three-year management agreement with David Groves. Pursuant to this agreement, Mr. Groves is employed as Urbana's President and is paid Cdn. $60,000, Cdn. $80,000 and Cdn. $120,000 during the first, second and third years, respectively. In addition, Mr. Groves receives a monthly car allowance of $500 and is entitled to options to purchase 100,000 shares of common stock at an exercise price of $0.50 per share, which options have not been issued.

         On January 10, 2000, Urbana entered into a three-year management agreement with Henry Tyler. Pursuant to this agreement, Mr. Tyler is employed as Vice-President Electronic Bill Presentment and is paid Cdn. $60,000, Cdn. $80,000 and Cdn. $120,000 during the first, second and third years, respectively. In addition, Mr. Tyler receives a monthly car allowance of $500 per month and is entitled to options to purchase 100,000 shares of common stock at an exercise price of $0.50 per share, which options have not been issued.

         On February 1, 2000, Urbana entered into a two-year management agreement with Robert S. Tyson. Pursuant to this agreement, Mr. Tyson is employed as Vice-President and is paid Cdn. $70,000 and Cdn. $80,000 during the first and second years, respectively. In addition, Mr. Tyson receives a monthly car allowance of $500 per month and is entitled to options to purchase 100,000 shares of common stock at an exercise price of $0.50 per share, which options have not been issued.

                             EXECUTIVE COMPENSATION

         Prior to the year 2000, none of the officers and directors received any compensation from Urbana. All directors, officers and key employees have been retained under management contracts, with an effective date of January 1, 2000. None of these individual's total compensation under these contracts, including special allowances or bonuses, will exceeded $70,000 CDN during 2000 (approximately $45,584 as of March 1, 2001). All officers and directors will be reimbursed for expenses incurred on behalf of Urbana, including director expenses pertaining to attendance at meetings. If Urbana is able to raise funds, then Urbana anticipates that additional management will be hired as Urbana develops and revenue is generated. The salaries paid to new employees will be consistent with the salaries of others in similar positions in the industry.


                                                  SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                          ------------------------------------------  -------------------------------------------------------------
                                                                                AWARDS                         PAYOUTS
                                                                      ----------------------------  -------------------------------
                                                                                      SECURITIES
NAME AND                                                                              UNDERLYING
PRINCIPAL                                            OTHER ANNUAL      RESTRICTED       OPTIONS         LTIP         ALL OTHER
POSITION             YEAR     SALARY      BONUS      COMPENSATION      STOCK AWARD        SARS         PAYOUTS      COMPENSATION
---------------- ----------- ----------- ---------- ----------------- -------------- ---------------- ------------ ---------------
                              ($)         ($)            ($)              ($)             (#)           ($)            ($)
                             ----------- ---------- ----------------- -------------- ---------------- ------------ ---------------

David M.             2000      45,686           0                 0               0              0            0                 0
Groves,              1999           0           0                 0               0              0            0                 0
President /          1998           0           0                 0               0              0            0                 0
CEO

         During the year 1999, Urbana cancelled its previous stock option plan along with all outstanding stock options previously granted to directors, officers, and employees of Urbana. A new stock option incentive plan was adopted during 2000 and received shareholders' approval. To date, no options have been granted under this plan. There are no other compensation plans of Urbana.

         There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of Urbana in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by Urbana.

                             DESCRIPTION OF PROPERTY

         Urbana and Urbana.ca Enterprises Corp. currently lease 10,000 square feet of office space for administration, product research and product development in Cambridge, Ontario. The term of the lease is 30 months and commenced on February 1, 2000. The lease has been pre-paid for its term. The Vancouver, British Columbia offices of Urbana are provided to Urbana without charge by Mr. Tyson; this office space consists of approximately 100 square feet within a larger office. These offices are suitable for the purposes of Urbana at this time (there is adequate insurance coverage on the assets of Urbana at these locations).

                                LEGAL PROCEEDINGS

         Other than as set forth below, Urbana.ca is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Urbana.ca has been threatened.

         On July 31, 2001, Allan Drewlo, Steve Copp, Matt Johnstone, and Steve Shuchat ("Plaintiffs") filed a complaint in the Superior Court of Justice in London, Ontario, Canada for alleged breach of a loan agreement between each of the Plaintiffs and Urbana.ca (ALLAN DREWLO, STEVE COPP, MATT JOHNSTONE, AND STEVE SHUCHAT V. URBANA.CA, INC., Court File No. 37435). Plaintiffs claim that they are owed a total of $37,561, plus interest, by Urbana.ca. Urbana.ca will contest this matter vigorously; management cannot take any position at this time as to the likely outcome of the matter.

         Other holders of outstanding loans have threatened to bring a lawsuit for the repayment of loans with a principal balance of $87,561, plus interest.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information regarding the beneficial ownership of shares of Urbana's common stock as of September 24, 2001 (19,316,623 issued and outstanding - this includes the exchangeable shares issued in connection with the acquisition of three subsidiary companies) by (i) all stockholders known to Urbana to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors, executive officers, and key employees of Urbana, and as a group:

                                                                                 AMOUNT OF BENEFICIAL
TITLE OF CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNERSHIP(2)         PERCENT OF CLASS
--------------          ---------------------------------------                       ------------         ----------------
Common Stock            Da-Jung Resources Corp.                                       3,363,199                       17.4%
                        P.O. Box 71
                        Road Town, British Virgin
                        Islands

Common Stock            John Cullen                                                   2,600,000(3)                    11.9%
                        98 Willow Street
                        Waterloo, Ontario N2J1W2

Common Stock            Richard Whittaker                                             2,250,000(3)                    10.4%
                        22 Haddington Street
                        Cambridge, Ontario, N1R 1B9

Common Stock            David Groves                                                  1,817,500(3)                     8.6%
                        22 Haddington Street
                        Cambridge, Ontario, N1R 1B9

Common Stock            Henry Tyler                                                     737,500(3)                     3.7%
                        22 Haddington Street
                        Cambridge, Ontario, N1R 1B9

Common Stock            Robert S. Tyson                                                       0                        0.00%
                        750 West Pender Street
                        Suite 804
                        Vancouver, British Columbia
                        V6C 2T8

Common Stock            Marty Parrest                                                            0                    0.00%
                        22 Haddington Street
                        Cambridge, Ontario, N1R 1B9

Common Stock            Shares  of all  directors,  executive  officers,              2,555,000(3)                    11.7%
                        and key employees as a group (3 people)

         (1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him. The sole director and controlling shareholder of Da-Jung Resources Corp. is Jason Tuff.

         (2) Other than as set forth in footnote (3), none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

         (3) These shares consist solely of shares of the one wholly owned subsidiary of Urbana, U.R.B.A. Holdings Inc., a private British Columbia corporation, which are exchangeable into shares of Urbana. U.R.B.A. Holdings Inc. in turn owns all of the issued and outstanding shares of Urbana Enterprises Corp., a private Ontario corporation. Urbana Enterprises Corp. resulted from the merger of three subsidiaries of U.R.B.A. Holdings Inc., Urbana.ca Enterprises Corp. (a British Columbia private corporation), Enersphere.com Inc. (an Ontario private corporation) and E-Bill Direct, Inc. (an Ontario private corporation) on March 10, 2000. Urbana Enterprises Corp. is the operating subsidiary of Urbana. 1,125,000 of the shares shown for Mr. Cullen are directly owned by his wife, Doris Cullen. 675,000 of the shares shown for Mr. Whittaker are directly owned by his wife, Barb Whittaker.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the past two years, there have not been any transactions that have occurred between Urbana and its officers, directors, and five percent or greater shareholders, except as follows:

         By virtue of the acquisition of the three acquired entities (Urbana.ca Enterprises Corp., Enersphere.com, Inc. and E-Bill Direct, Inc.), and the fact that all directors and officers, except Robert Tyson, are shareholders of one of the acquired entities, said directors and officer beneficially own a cumulative total of 2,555,000 shares in the capital of Urbana. As such, these individuals are in a position to influence the election of members of the board of directors, set their own compensation and approve affiliated transactions. In addition, these individuals each have a management agreement in connection with the acquisitions. Although Urbana's principals intend to act fairly and in full compliance with their fiduciary obligations, there can be no assurance that Urbana will not, as a result of the conflict of interest described above, possibly enter into arrangements under terms less favorable than it could have obtained had it been dealing with other persons.

         During the fiscal year ended December 31, 2000, Urbana has transactions with directors and former directors of Urbana and its subsidiaries as follows: expenses paid on behalf of Urbana and its subsidiaries - $107,125 (1999 - $43,070); management fees incurred by Urbana and its subsidiaries - $194,444 (1999 - $14,733); and payments and reimbursements made by Urbana and its subsidiaries - $380,018 (1999 - $20,109).

         During the fiscal year ended December 31, 1999, Urbana incurred $40,000 of consulting fees to a private company controlled by a relative of a former director. During January 2000, Urbana settled this $40,000 debt by the issuance of 100,000 restricted shares of common stock at a price of $0.40 per share.

         During the fiscal year ended December 31, 2000, Urbana had transactions with this private company as follows: expenses paid and advances made on behalf of Urbana and its subsidiaries - $68,804 (1999 - $86,268); and payments and reimbursements made by Urbana and its subsidiaries - $149,600 (1999 - NIL). Prior to December 31, 1999, $86,268 of these amounts were settled by the issuance of 215,670 restricted shares of common stock at a price of $0.40 per share.

         Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

         The Vancouver, British Columbia offices of Urbana are provided by Mr. Tyson without charge; this office space consists of approximately 100 square feet within a larger office. This office is, in conjunction with other offices of Urbana, suitable for our purposes at this time (there is adequate insurance coverage on the assets of Urbana at these locations).

         One of the directors of Urbana has other business interests to which he devotes time. As a result, certain conflicts of interest may arise between Urbana and this director which might not be susceptible to resolution. Urbana will attempt to resolve such conflicts of interest in favor of Urbana. The officers and directors of Urbana are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling Urbana's affairs. A shareholder may be able to institute legal action on behalf of Urbana or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to Urbana.


                       ORGANIZATION WITHIN LAST FIVE YEARS

         The names of the officers and directors are disclosed elsewhere in this Form SB-2. None of these individuals, as promoters, have received anything of value from Urbana.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

MARKET INFORMATION

         Urbana's common stock is traded in the Over-the-Counter Bulletin Board (symbol "URBA"), having commenced trading on February 13, 1997. The range of closing prices shown below is as reported by this market. The quotations shown reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

                            PER SHARE COMMON STOCK BID PRICES BY QUARTER
                          FOR THE FISCAL YEAR ENDING ON DECEMBER 31, 2001
        ------------------------------------------------------------------------
                                                    HIGH                LOW
                                              ------------------ ---------------
        Quarter Ended March 31, 2001                 0.47               0.19
        Quarter Ended June 30, 2001                  0.30               0.13


                            PER SHARE COMMON STOCK BID PRICES BY QUARTER
                           FOR THE FISCAL YEAR ENDED ON DECEMBER 31, 2000
        ------------------------------------------------------------------------
                                                    HIGH                LOW
                                              ------------------ ---------------
        Quarter Ended March 31, 2000                12.94               1.06
        Quarter Ended June 30, 2000                  7.00               1.19
        Quarter Ended September 30, 2000             2.91               0.63
        Quarter Ended December 31, 2000              1.00               0.17


                             PER SHARE COMMON STOCK BID PRICES BY QUARTER
                            FOR THE FISCAL YEAR ENDED ON DECEMBER 31, 1999
        ------------------------------------------------------------------------
                                                     HIGH               LOW
                                              ------------------ ---------------
         Quarter Ended March 31, 1999                 1.19              0.31
         Quarter Ended June 30, 1999                  0.94              0.31
         Quarter Ended September 30, 1999             0.75              0.16
         Quarter Ended December 31, 1999              1.25              0.34

HOLDERS OF COMMON EQUITY

         As of September 10, 2001, there were approximately 68 shareholders of record of Urbana's common stock.

DIVIDEND INFORMATION

         Urbana has not declared or paid a cash dividend to stockholders since it was incorporated in February 1993. The board of directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon Urbana's earnings, capital requirements and other factors.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         The securities being offered are shares of common stock. The authorized capital of Urbana consists of 80,000,000 shares of common stock, $0.001 par value per share. The holders of common stock shall:

         o have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of Urbana;

         o are entitled to share ratably in all of the assets of Urbana available for distribution upon winding up of the affairs of Urbana; and

         o are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

         The shares of common stock do not have any of the following rights:

         o     special voting rights;

         o     preference as to dividends or interest;

         o preemptive rights to purchase in new issues of Shares; preference upon liquidation; or

         o     any other special rights or preferences.

         In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. As of September 24, 2001, Urbana had 19,316,623 shares of common stock issued and outstanding.

PENALTY SHARES

         Pursuant to a consulting agreement with Eagle Wireless International, Inc., Urbana was obligated to register certain shares held by Eagle Wireless by February 2001. As a result of these shares not being registered by such date, Urbana will be obligated to issue Eagle Wireless 500,000 shares of common stock at no cost.

PREFERRED STOCK

         The authorized capital stock of Urbana also consists of 10,000,000 preferred shares, $0.001 par value per share. Currently, there are no preferred shares issued and outstanding.

LOAN CONVERSIONS

         At June 30, 2000, loans of $1,174,162 plus accrued interest of $121,469 were outstanding. These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. Subsequent to March 15, 2000 $110,000 of principal has been repaid. Under the provisions of each promissory note and loan agreement, the lenders have the right to convert the amount of principal borrowed to shares in the capital stock of Urbana in the event of default at the rate of $0.57 per share.

         Urbana did not repay these loans and as a result offered the lenders the right to convert the principal into units of Urbana at a price of $0.30 per unit (subsequently amended by us to $0.30 per unit). Each unit is comprised of one restricted common share of Urbana and one-half share purchase warrant. Each whole share purchase warrant is exercisable upon issuance at $5.00 per common share for a period of two years. An aggregate of 3,913,873 shares of common stock underlies the units and an aggregate of 1,956,936 shares of common stock underlies the purchase warrants, for a total offering by these selling shareholders of 5,870,809. Urbana has received demands for repayment from certain lenders to whom Urbana owes $87,561, plus accrued interest.

CONVERTIBLE DEBENTURES

         Through August 30, 2001, Urbana sold $440,000 of its 5% convertible debentures due five years after closing. The debentures are convertible at the holder's option into shares of Urbana's common stock at any time after closing or an amount equal to a fixed price of 120% of the closing bid price at the time of closing or an amount equal to 80% of the five lowest closing bid prices for the 20 trading days immediately preceding the conversion date. In connection with sale of the convertible debentures, Urbana paid legal fees and commissions of $64,800 and issued warrants to purchase 100,000 shares of common stock for an exercise price equal to 110% of the closing bid price on the date of closing, which warrants had a value of $24,300 on the date of grant. These costs have been recorded as deferred finance fees and will be recognized over the term of the debentures or upon conversion.

UNITS OFFERING

         Urbana entered into an agency agreement effective April 10, 2000 with Groome Capital.com Inc. whereby Urbana and Groome engaged in a best efforts offering of up to 20,000,000 special warrants at a price of $1.25 per special warrant. Each special warrant is convertible into one common share and one-half share purchase warrant exercisable for a period of two years at a price of $5.00 per whole share purchase warrant (subsequently amended by Urbana to $0.30 per unit). Groome received an Agent's Fee equal to 8% of the total amount raised (reduced to 4% for investors on a president's list). In addition, Groome has been granted non-assignable warrants to acquire, without payment of additional consideration, 1 year Compensation Options providing the right to purchase, at $1.25 per unit, a number of units equal to 10% of the number of Special Warrants sold under this offering. This offering, which closed as of May 11, 2000, resulted in total subscriptions for 847,989 units (which was later adjusted to 932,788 units due to Urbana not registering these shares on the date required in the offering) and one-half share purchase warrants of 423,995 shares (which was later adjusted to 466,394 shares due to Urbana not registering these shares on the date required in the offering), with total proceeds of $1,059,986 from a total of nine investors in Canada. Groome Capital.com received 93,278 units and 46,639 purchase warrants as its fee in connection with this offering. A similar offering was undertaken in the United States, but no sales resulted from this offering.

EXCHANGEABLE SHARES

URBANA.CA ENTERPRISES CORP.

         By agreement dated January 4, 2000, Urbana's wholly-owned subsidiary U.R.B.A. Holdings Inc. acquired 100% of the outstanding shares of Urbana.ca Enterprises Corp., a company engaged in distribution of Linux based set top boxes which are used as an alternative method of delivering Internet content. Urbana.ca Enterprises Corp. was incorporated November 18, 1998 in the province of British Columbia.

         In consideration for the acquisition, U.R.B.A. Holdings Inc. issued 3,000,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. A holder of an exchangeable share may, at any time, require U.R.B.A. Holdings Inc. to repurchase the exchangeable share for an amount equal to the then current market value of a common share of Urbana. U.R.B.A. Holdings Inc. may satisfy the resulting obligation in cash or in shares at its option.

         Pursuant to the terms of the agreement, Urbana issued 3,000,000 common shares in trust to be held under the terms of a trust agreement executed January 4, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

E-BILL DIRECT, INC.

         By agreement dated January 10, 2000, Urbana's wholly-owned subsidiary U.R.B.A. Holdings Inc., acquired 100% of the outstanding shares of E-Bill
Direct, Inc., a company engaged in designing, developing and providing electronic presentment and payment services to the business community. E-Bill Direct, Inc. was incorporated May 27, 1999 in the province of Ontario.

         In consideration for the acquisition, U.R.B.A. Holdings Inc. issued 2,950,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. A holder of an exchangeable share may, at any time, require U.R.B.A. Holdings Inc. to repurchase the exchangeable share for an amount equal to the then current market value of a common share of Urbana. U.R.B.A. Holdings Inc. may satisfy the resulting obligation in cash or in shares at its option.

         Pursuant to the terms of the agreement, Urbana issued 2,950,000 common shares in trust to be held under the terms of a trust agreement executed January 10, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

ENERSPHERE.COM, INC.

         By agreement dated January 9, 2000,  Urbana's  wholly-owned  subsidiary
U.R.B.A. Holdings Inc., acquired 100% of the outstanding shares of Enersphere.com, Inc., a content company that utilizes set top boxes as their medium to deliver Internet and intranet-based services to customers. Enersphere.com, Inc. was incorporated September 28, 1999 in the province of Ontario.

         In consideration for the acquisition, U.R.B.A. Holdings Inc. paid $84,828 and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in Urbana on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. A holder of an exchangeable share may, at any time, require U.R.B.A. Holdings Inc. to repurchase the exchangeable share for an amount equal to the then current market value of a common share of Urbana. U.R.B.A. Holdings Inc. may satisfy the resulting obligation in cash or in shares at its option.

         Pursuant to the terms of the agreement, Urbana issued 4,500,000 common shares in trust to be held under the terms of a trust agreement executed January 9, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

NON-CUMULATIVE VOTING

         The holders of shares of common stock of Urbana do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Urbana's directors.

DIVIDENDS

         Urbana does not currently intend to pay cash dividends. Urbana's proposed dividend policy is to make distributions of its revenues to its stockholders when Urbana's board of directors deems such distributions appropriate. Because Urbana does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Urbana. A distribution of revenues will be made only when, in the judgment of Urbana's board of directors, it is in the best interest of Urbana's stockholders to do so.

POSSIBLE ANTI-TAKEOVER EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

         Upon the completion of this offering, assuming a full subscription, there will be 62,615,628 shares issued and outstanding, plus another 16,211,578 shares of common stock that may be issued upon exercise or conversion of outstanding options, warrants, exchange shares and debentures. Therefore, Urbana's authorized but unissued common capital stock will consist of 1,000,000 shares of common stock and 10,000,000 shares of preferred stock (based on the current issued and outstanding shares). One effect of the existence of authorized but unissued capital stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of Urbana by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Urbana's management. If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in Urbana's best interests, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

TRANSFER AGENT

         Urbana has engaged the services of Pacific Corporate Trust Co., 625 Howe Street, Suite 830, Vancouver, British Columbia V6C 3B8, to act as transfer agent and registrar.

                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

LIMITATION OF LIABILITY

         No director of Urbana will have personal liability to Urbana or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer, unless it involves such things as a breach of the director's duty of loyalty to Urbana or its stockholders; acts of omissions not in good faith or, which involve intentional misconduct or a knowing violation of law; the payment of dividends in violation of Nevada law; or for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION

         The bylaws of Urbana provide that any person who is a legal representative, or officer or director of Urbana is to be indemnified and held harmless against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by Urbana as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by Urbana.

         The board of directors may cause Urbana to purchase and maintain insurance on behalf of any person who is or who was a director or officer of Urbana, or is or was serving at the request of Urbana as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not Urbana would have the power to indemnify such person.

NEVADA LAWS

         Nevada Revised Statutes 78.7502, 751, and 752 have similar provisions which provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by the corporation against expenses, including attorney's fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had not reasonable cause to any action, suit or proceeding, had not reasonable cause to believe his conduct was unlawful.

         To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

         Any indemnification, unless ordered by a court or advanced by a corporation, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         o     By the stockholders;

         o     By the board of directors by majority vote of a quorum consisting
               of  directors   who  were  not  parties  to  that  act,  suit  or
               proceeding;

         o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

         o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion;

         o Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

SEC POSITION ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                     EXPERTS

         The financial statements as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of LaBonte & Co., independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of our common stock.


                              AVAILABLE INFORMATION

         For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (HTTP://WWW.SEC.GOV) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                                                        JUNE 30,
                                                                          2001
--------------------------------------------------------------------------------

                                     ASSETS
CURRENT ASSETS
   Cash                                                                    803
   Funds held in trust                                                       -
     Accounts receivable                                                25,230
   Prepaid expenses and deposits                                       196,364
   Deferred finance fees                                                70,640
                                                                ----------------
                                                                       293,037

DEFERRED FINANCE FEES                                                  143,860
FURNITURE AND EQUIPMENT, net of depreciation of $70,126                109,521
GOODWILL, net of amortization of $1,090,638 (Note 3)                 2,544,840
                                                                ----------------

                                                                             $
                                                                     3,091,258
                                                                ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued liabilities                        $   344,818
   Loans payable (Notes 4 and 8)                                     1,519,150
   Advances payable                                                     66,511
                                                                ----------------
                                                                     1,930,479

DUE TO RELATED PARTIES                                                 45,429
CONVERTIBLE DEBENTURES (Note 5)                                        421,662
                                                                ----------------
                                                                     2,397,570
                                                                ----------------

CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
     Capital stock (Note 6)
          Authorized
             Common stock, $0.0001 par value, 80,000,000
              shares
             Preferred stock, $0.001 par value, 10,000,000
              shares
          Issued and outstanding
           13,603,293 (2000 - 12,888,293) shares of                     13,603
           common stock
   Additional paid-in capital                                        1,783,518
   Special warrant proceeds (Note 8)                                   886,405
     Exchangeable shares (Note 6)                                    3,175,500
   Deficit accumulated during development stage                    (5,126,998)
     Accumulated other comprehensive income (loss)                    (38,340)
                                                                ----------------
                                                                       693,688
                                                                ----------------

                                                                             $
                                                                     3,091,258
                                                               ================-

    The accompanying notes are an integral part of these interim consolidated financial statements

                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                      THREE MONTHS ENDED             SIX MONTHS ENDED           FEBRUARY 23, 1993
                                                           JUNE 30                        JUNE 30                (INCEPTION) TO
                                                      2001          2000           2001             2000          JUNE 30, 2001
                                                  ------------- ------------- ---------------- --------------- ---------------------
REVENUES
     License fees                                     $      -      $      -       $  100,000        $      -           $   100,000
     Service and other income                           18,330             -           18,330               -                18,330
------------------------------------------------- ------------- ------------- ---------------- --------------- ---------------------

                                                        18,330             -          118,330                               118,330
------------------------------------------------- ------------- ------------- ---------------- --------------- ---------------------

 EXPENSES
   Consulting and management                           102,132        85,467          192,714         335,393               915,966
   Depreciation and amortization                       196,102       194,917          392,116         382,651             1,174,048
     Engineering costs                                       -             -                -               -               274,170
     Interest and finance costs                         37,027        25,018           70,956          44,636               177,945
   Office and general                                   63,435       138,957          139,659         288,004               877,571
   Professional fees                                    49,125        73,251          118,055         144,709               486,426
     Salaries and benefits                              37,528       120,698           93,740         164,802               461,251
     Technology contract fees                          111,502       292,447          165,670         348,095               609,543
     Write-off of interest in mineral property               -             -                -               -                15,000
     Write-off of Graphite
          processing joint venture                           -             -                -               -               253,408
------------------------------------------------- ------------- ------------- ---------------- --------------- ---------------------

                                                       596,851       930,755        1,172,910       1,708,290             5,245,328
------------------------------------------------- ------------- ------------- ---------------- --------------- ---------------------

 NET LOSS FOR THE PERIOD                            $(578,521)    $(930,755)    $ (1,054,580)   $ (1,708,290)         $ (5,126,998)
================================================= ============= ============= ================ =============== =====================




BASIC NET LOSS PER SHARE                             $  (0.05)     $  (0.08)        $  (0.08)       $  (0.15)
================================================= ============= ============= ================ ===============

WEIGHTED AVERAGE
     COMMON SHARES OUTSTANDING                      12,988,193    11,588,293       12,938,514      11,503,964
================================================= ============= ============= ================ ===============












          The accompanying notes are an integral part of these interim consolidated financial statements

                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                           SIX MONTHS ENDED      SIX MONTHS     FEBRUARY 23, 1993
                                                                               JUNE 30,        ENDED JUNE 30,    (INCEPTION) TO
                                                                                  2001              2000          JUNE 30, 2001
                                                                           ------------------ ----------------- --------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                                      $ (1,054,580)      $                  $  (5,126,998)
                                                                                                   (1,708,290)
  Adjustments to reconcile net loss to net cash from operating activities:
  - depreciation and amortization                                                    392,116           382,651            1,174,048
   - accrued interest expense                                                         63,432                 -              151,650
   - non-cash consulting and contract fees                                           114,200                 -              114,200
   - non-cash finance fees                                                             6,600                 -                6,600
   - organization costs                                                                    -                 -                (308)
   - loss on disposal of furniture and equipment                                           -                 -                3,620
   - write-off of interest in mineral property                                             -                 -               15,000
   - write-off of investment in graphite processing joint venture                          -                 -              253,408
  - net changes in non-cash working capital                                         (42,938)          (95,242)              642,747
-------------------------------------------------------------------------- ------------------ ----------------- --------------------

                   CASH USED IN OPERATING ACTIVITIES                               (521,170)       (1,420,881)          (2,766,033)
-------------------------------------------------------------------------- ------------------ ----------------- --------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of furniture and equipment                                               (1,864)         (162,572)            (175,859)
   Proceeds from sale of furniture and equipment                                           -                 -                1,972
   Acquisition of Subsidiaries, net of cash acquired                                       -          (75,602)             (75,602)
   Investment in graphite processing joint venture                                         -                 -             (37,463)
  Purchase of other assets                                                                 -                 -              (4,500)
-------------------------------------------------------------------------- ------------------ ----------------- --------------------

CASH USED IN INVESTING ACTIVITIES                                                    (1,864)         (238,174)            (291,452)
-------------------------------------------------------------------------- ------------------ ----------------- --------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from (to) related parties                                                   5,265         (167,806)            (115,585)
   Loan advances (repayments)                                                        (7,218)         1,151,933            1,314,162
   Convertible debenture proceeds                                                    414,000                 -              414,000
   Deferred finance fees                                                            (64,800)                 -             (64,800)
   Special warrant proceeds including funds released from trust                      158,998           727,407              886,405
  Issuance of common stock                                                                 -                 -              662,446
-------------------------------------------------------------------------- ------------------ ----------------- --------------------

CASH FLOWS FROM FINANCING ACTIVITIES                                                 506,245         1,711,534            3,096,628
-------------------------------------------------------------------------- ------------------ ----------------- --------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                  332           (9,145)             (38,340)
-------------------------------------------------------------------------- ------------------ ----------------- --------------------

INCREASE IN CASH                                                                    (16,457)            43,334                  803

CASH, BEGINNING OF PERIOD                                                             17,260               535                    -
-------------------------------------------------------------------------- ------------------ ----------------- --------------------

CASH, END OF PERIOD                                                                $     803       $    43,869            $     803
========================================================================== ================== ================= ====================

Non-cash activities: Refer to Note 6.

          The accompanying notes are an integral part of these interim consolidated financial statements

                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was organized on February 23, 1993 under the laws of the State of Delaware as PLR, Inc. On October 3, 1997, changed its name to Integrated Carbonics Corp. and on October 30, 1997, changed its jurisdiction of incorporation to Nevada. Effective August 13, 1999 the Company changed its name to Urbana.ca, Inc. On April 15, 1999 a wholly-owned subsidiary company, ICC Integrated Carbonics (Canada) Corp. ("ICC"), was incorporated under the laws of British Columbia to facilitate acquisitions in Canada and effective February 22, 2000 changed its name to U.R.B.A. Holdings Inc. ("URBA").

During January 2000 the Company acquired, through URBA, 100% of the outstanding shares of Urbana.ca Enterprises Corp. ("Urbana.ca Enterprises"), E-Bill Direct Inc. ("E-Bill"), and Enersphere.com, Inc. ("Enersphere"), which are in the business of developing and marketing internet-based products and services through the licensing of LocalNet portals and distribution of set top boxes. Effective March 10, 2000, Urbana.ca Enterprises, Enersphere and E-Bill were amalgamated under the statutory laws of the Province of Ontario, Canada into a new company named Urbana Enterprises Corp.

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is a development stage enterprise and is incurring substantial costs in connection with the development of its business. At June 30, 2001 the Company has a working capital deficiency of $1,637,442 and has accumulated losses since inception of $5,126,998 raising substantial doubt as to the Company's ability to continue as a going concern. The Company's continued operations are dependent on its ability to obtain additional financing, settle its outstanding debts, and ultimately to attain profitable operations.

During the first two quarters of 2001, the Company received proceeds of $349,200, net of legal fees and commissions of $64,800 through the issuance of $414,000 of 5 year Convertible Debentures bearing interest at a rate of 5% per year. In addition, the Company arranged for an Equity Credit Line enabling a private institutional investor to purchase up to $5,000,000 worth of its common stock in stages. The Equity Credit Line will become available upon the Company completing and having declared effective a filing on Form SB-2 and will remain in effect for a period of 30 months. Refer to Note 7.

UNAUDITED INTERIM FINANCIAL STATEMENTS.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2000 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION.

These financial statements are expressed in US dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

PRINCIPLES OF CONSOLIDATION.

The financial statements include the accounts of the Company and its wholly-owned subsidiaries U.R.B.A. Holdings Inc. ("URBA") and Urbana Enterprises Corp. ("Urbana Enterprises"). All significant intercompany balances and transactions are eliminated on consolidation.

USE OF ESTIMATES AND ASSUMPTIONS.

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

GOODWILL.

The company records goodwill at cost less accumulated amortization taken on a straight-line basis over five years. Management reviews the value of goodwill regularly and if an impairment has occurred a write down is recorded.

FURNITURE AND EQUIPMENT.

Capital assets are recorded at cost. Depreciation is provided for on a straight-line basis over periods ranging from 24 to 60 months.

REVENUE RECOGNITION.

The Company licenses its LocalNet portal technology under noncancellable license agreements and recognizes license fee revenue at such time as a license agreement is in force, the technology software has been provided to the customer, the amount of the fee is determinable and collectibility is reasonably assured.
FOREIGN CURRENCY TRANSLATION.

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

STOCK-BASED COMPENSATION.

The Company accounts for stock-based compensation using the intrinsic value based method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No.25"). APB No. 25 requires that compensation cost be recorded for the excess, if any, of the quoted market price of the common stock over the exercise price at the date the options are granted. In addition, as required by SFAS No. 123, the company provides pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

NET LOSS PER COMMON SHARE.

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. The accompanying presentation is only of basic loss per share as the potentially dilutive factors are anti-dilutive to basic loss per share.

FINANCIAL INSTRUMENTS.

The fair values of the Company's current assets, liabilities, deferred finance fees and convertible debentures are considered to approximate their carrying values.

NOTE 3 - ACQUISITIONS

During January 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of Urbana.ca Enterprises, E-Bill and Enersphere. In consideration for these acquisitions, URBA paid a total of $84,828 and issued a total of 10,450,000 non-voting exchangeable shares (Refer to Note 6). The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option. The exchangeable shares are to be held in trust until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

These business combinations have been accounted for using the purchase method of accounting resulting in goodwill upon acquisition which is amortized on a straight-line basis over 60 months determined as follows:

                                                      Urbana.ca
                                                     Enterprises        E-Bill         Enersphere         Total
                                                   ---------------- ---------------- --------------- ----------------
Purchase price - cash                                   $        -       $        -     $    84,828      $    84,828
                       - value of common shares            900,000          796,500       1,530,000        3,226,500
                                                   ---------------- ---------------- --------------- ----------------

Total purchase price                                       900,000          796,500       1,614,828        3,311,328
Less: net tangible assets (liabilities)
         acquired at fair value                          (193,102)         (16,145)       (114,903)        (324,150)
                                                   ---------------- ---------------- --------------- ----------------

Goodwill arising on acquisition                          1,093,102          812,645       1,729,731        3,635,478

Less: amortization
   For the period ended December 31, 2000                (218,616)        (162,528)       (345,948)        (727,092)
   For the six months ended June 30, 2001                (109,308)         (81,264)       (172,974)        (363,546)
                                                   ---------------- ---------------- --------------- ----------------

Goodwill, June 30, 2001                                 $  765,178       $  568,853     $ 1,210,809      $ 2,544,840
                                                   ================ ================ =============== ================

NOTE 4 - LOANS PAYABLE

The Company has outstanding loans totalling $1,174,162 plus accrued interest of $121,469 calculated at an annual rate of 8%. These loans were due and payable on March 15, 2000. In lieu of payment, the Company has provided an option to the lenders to convert the principal amount of the loan into units of the Company at a price of $0.30 per unit. Each unit will consist of one common share of the Company and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $5.00 per share. This offer was to be made by way of a prospectus and Registration Statement to be filed with the applicable Canadian regulatory authorities and Securities and Exchange Commission in the United States ("SEC"). The Company's Registration Statement filed with the SEC was declared effective June 28, 2001, however, the Company was unable to obtain approval of its prospectus filed in Canada with the Ontario Securities Commission. The Company has received demands for repayment from certain lenders to whom the Company owes $163,561 plus accrued interest. Certain of these lenders have commenced legal action.

During 2000, the Company received additional loans totalling $217,218 which are payable on demand and bear interest at rates from 8% to 10% per annum. During the period, $7,218 plus accrued interest of $782 was repaid and as at June 30, 2001 loans totalling $210,000 are outstanding with total accrued interest on these loans of $13,519.

NOTE 5 - CONVERTIBLE DEBENTURES

The Company has entered into a securities purchase agreement with investors arranged through May Davis Group, Inc. ("MDG"), as placement agent. During the period, under this agreement, the Company sold to the investors $414,000 of the Company's 5% convertible debentures due five years after closing. As at June 30, 2001 accrued interest on these convertible debentures totals $7,662. The debentures are convertible at the holder's option into shares of the Company's common stock at any time after closing at the lesser of an amount equal to a fixed price of 120% of the closing bid price at the time of closing or an amount equal to 80% of the five lowest closing bid prices for the 20 trading days immediately preceding the conversion date. In connection with sale of the convertible debentures, the Company paid legal fees and commissions of $64,800 and issued warrants with a value of $24,300. These costs have been recorded as deferred finance fees and will be recognized over the term of the debentures or upon conversion.

NOTE 6 - CAPITAL STOCK

During  the  period  the  Company   completed   the   following   Capital  Stock
transactions:

The Company issued 150,000 shares of common stock on conversion of 150,000 exchangeable shares originally issued in connection with the acquisitions described in Note 3. The shares of common stock have been recorded at the underlying carrying value of the exchangeable shares converted totalling $51,000.

The Company issued 250,000 shares of common stock with a fair value of $55,000 in prepayment of a one year media relations consulting agreement.

The Company issued 150,000 shares of common stock with a fair value of $33,000 in prepayment of a three month consulting agreement.

The Company issued 150,000 shares of common stock with a fair value of $33,000 in payment of a technology contract completed during the period.

The Company issued 15,000 shares of common stock with a fair value of $2,100 in partial payment of a consulting agreement.

STOCK-BASED COMPENSATION.

In connection with the convertible debentures issued as described in Note 5, effective February 12, 2001, the Company issued to MDG additional commissions by way of 100,000 warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $0.27 per share. The warrants are exercisable in whole or in part to December 27, 2005. The fair value of these warrants has been recorded as a financing fee of $24,300.
The Company has accounted for these share purchase warrants issued in exchange for financing services in accordance with SFAS No. 123 by applying the fair value method using the Black-Scholes option pricing model assuming a dividend yield of 0%, a risk-free interest rate of 5%, an expected life of five years and an expected volatility of 193%.

Refer to Note 8.

NOTE 7 - FINANCING ARRANGEMENTS

EQUITY LINE OF CREDIT.

During December 2000 the Company entered into an equity line of credit agreement with GMF Holdings, Inc. ("GMF"), arranged through MDG, as placement agent. This agreement was subsequently cancelled and replaced with a new agreement dated July 20, 2001. The equity credit line will become available upon the Company completing and having declared effective the filing of a registration statement on Form SB-2 qualifying the shares to be issued pursuant to the agreement. The agreement will remain in effect for a period of 30 months thereafter. Subject to the conditions set out in the agreement, the Company may issue and sell to GMF, and GMF shall purchase, common shares of the Company up to a total purchase price of five million ($5,000,000) dollars. Following an advance notice by the Company to GMF for funds, the price of the shares to be sold is calculated as 91% of the market price, being the lowest closing bid prices of the common stock during the 10 trading day period beginning on the advance notice date and ending on the closing date of the particular closing. The maximum advance amount is equal to 150% of the average daily volume of the Company's common stock multiplied by the purchase price during the particular pricing period. On each closing, MDG will be paid a 5% commission on each advance.

The Company issued to MDG, 600,000 shares at a price of $0.22 per share as additional compensation. This compensation of $132,000 is recorded as deferred finance fees and will be setoff on a pro-rata basis against the gross proceeds of each advance.

NOTE 8 - SUBSEQUENT EVENTS

The Company issued 880,000 shares of common stock to certain directors, officers and relatives on conversion of 880,000 exchangeable shares originally issued in connection with the acquisitions described in Note 3 with an underlying carrying value of $268,400.


The Company completed a Securities Purchase Agreement with Eagle Wireless International, Inc. ("Eagle"), a United States public company. Under this agreement, the Company issued 3,600,000 restricted shares of common stock to

Eagle in return for 200,000 shares of the common stock of Eagle. To date the Company has sold 100,000 of the Eagle shares for net proceeds of approximately $103,000.

                                AUDITORS' REPORT

To the Stockholders and Board of Directors of Urbana.ca, Inc.

         We have audited the consolidated balance sheets of Urbana.ca, Inc. (a development stage company) as at December 31, 2000 and 1999 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and the changes in stockholders' equity and cash flows for the periods then ended in accordance with generally accepted accounting principles in the United States.


/s/ LaBonte & Co.
---------------------
LaBonte & Co.
Chartered Accountants
Vancouver, B.C.
March 7, 2001

          COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES


                              REPORTING DIFFERENCES

         In the United States,  reporting  standards for auditors' would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to the stockholders and Board of Directors dated March 7, 2001 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

/s/ LaBonte & Co.
---------------------
LaBonte & Co.
Chartered Accountants
Vancouver, B.C.
March 7, 2001

                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                           CONSOLIDATED BALANCE SHEETS

                                                                                     DECEMBER 31,          DECEMBER 31,
                                                                                         2000                  1999
                                                                                   ----------------  --------------------
                                    ASSETS
CURRENT ASSETS
Cash                                                                                    $    17,260               $   535

Funds held in trust                                                                         158,998                     -
Taxes recoverable                                                                             4,309                     -
Prepaid expenses and deposits                                                               204,974                 7,667
Deferred finance fees                                                                        52,800                     -
                                                                                            438,341                 8,202

DUE FROM RELATED PARTIES                                                                          -                64,037

DEFERRED FINANCE FEES                                                                        79,200                     -

FURNITURE AND EQUIPMENT, net of depreciation of $48,701                                     136,227                     -

GOODWILL, net of amortization of $727,092 (Note 3)                                        2,908,386                     -
                                                                                          3,562,154                72,239
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities                                                    284,345               144,187
Loans payable (Note 4)                                                                    1,470,598                60,000
Advances payable                                                                            166,511                     -

                                                                                          1,921,454               204,187

DUE TO RELATED PARTIES (Note 7)                                                              40,164                     -

COMMITMENTS AND CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock (Note 5)
    Authorized
        Common  stock,  $0.001 par value,
        80,000,000  shares
        Preferred  stock, $0.001 par value,
         10,000,000 shares
    Issued and outstanding
        12,888,293 (1999 - 11,082,318) shares of common stock                                12,888                11,082
Additional paid-in capital                                                                1,585,833             1,132,549
Special warrant proceeds (Note 5)                                                           886,405                     -
Exchangeable shares (Note 5)                                                              3,226,500                     -
Deficit accumulated during development stage                                            (4,072,418)           (1,277,309)
Accumulated other comprehensive income (loss)                                              (38,672)                 1,730
                                                                                          1,600,536             (131,948)

                                                                                          3,562,154                72,239


        The accompanying notes are an integral part of these consolidated financial statements

                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                          FEBRUARY 23,
                                                                                             1993
                                                           YEAR ENDED      YEAR ENDED    (INCEPTION) TO
                                                          DECEMBER 31,    DECEMBER 31,     DECEMBER 31,
                                                              2000            1999             2000
                                                         -------------- -------------- ----------------
EXPENSES
Consulting and management                                       504,967        218,285          732,252
Depreciation and amortization                                   775,793          1,753          781,932
Engineering costs                                                     -              -          274,170
Interest expense                                                 97,353              -          106,989
Office and general                                              357,018         53,343          639,805
Professional fees                                               287,272         23,497          368,371
Rent                                                             45,026         18,464           98,107
Salaries and benefits                                           283,807              -          367,511
Technology contract fees                                        443,873              -          443,873
Write-off of interest in mineral Property                             -              -           15,000
Write-off of Graphite processing joint venture                        -        253,408          253,408

NET LOSS FOR THE PERIOD                                       2,795,109        568,750        4,072,418

BASIC NET LOSS PER SHARE                                           0.24           0.06

WEIGHTED AVERAGE COMMON SHARES                               11,593,659     10,299,764
   OUTSTANDING



The accompanying notes are an integral part of these consolidated financial statements

                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM FEBRUARY 23,1993 (INCEPTION) TO DECEMBER 31, 2000

                            COMMON STOCK      EXCHANGEABLE SHARES
                                                                                                DEFICIT
                                                                                              ACCUMULATED   ACCUMULATED
                                                                                   SPECIAL      DURING         OTHER
                          # OF                  # OF                ADD'L PAID     WARRANT    DEVELOPMENT  COMPREHENSIVE
                         SHARES     AMOUNT     SHARES     AMOUNT    IN CAPITAL     PROCEED       STAGE         INCOME        TOTAL
                       ---------- -------- ----------- --------- ------------- ------------ ------------- -------------- ----------
Common Stock Issued       105,000      105           -          -        2,895            -            -          -           3,000
for cash

Net Loss Period ended           -         -          -          -            -            -      (2,746)          -         (2,746)
December 31, 1993

Balance December 31,      105,000       105          -          -        2,895            -      (2,746)          -             254
1993

Net loss Year ended             -         -          -          -            -            -         (61)          -            (61)
December 31, 1994

Balance December 31,      105,000       105          -          -        2,895            -      (2,807)          -             193
1994

Net Loss Year ended             -         -          -          -            -            -         (61)          -            (61)
December 31, 1995

Balance December 31,      105,000       105          -          -        2,895            -      (2,868)          -             132
1995

Net Loss Year ended             -         -          -          -            -            -        (861)          -           (861)
December 31, 1996

Balance December 31,      105,000       105          -          -        2,895            -      (3,729)          -           (729)
1996

Issued For Interest       150,000       150          -          -       14,850            -            -          -          15,000
in mineral property

Issued for Graphite     6,000,000     6,000          -          -            -            -            -          -           6,000
Processing Joint
Venture Investment
(Note 3)

Common Stock Issued       540,000       540          -          -       53,460            -            -          -          54,000
for cash

Net Loss Year ended             -         -          -          -            -            -     (37,229)          -        (37,229)
December 31, 1997

Balance December 31,    6,795,000     6,795          -          -       71,205            -     (40,958)          -          37,042
1997

Common Stock Issued     3,061,350     3,061          -          -      602,385            -            -          -         605,446
for cash

Net Loss Year ended             -         -          -          -            -            -    (667,601)          -       (667,601)
December 31, 1998

Balance December 31,    9,856,350     9,856          -          -      673,590            -    (708,559)          -        (25,113)
1998

Issued for Consulting     535,000       535          -          -      172,992            -            -          -         173,527
services

                                                                                                DEFICIT
                                                                                              ACCUMULATED   ACCUMULATED
                                                                                   SPECIAL      DURING         OTHER
                          # OF                  # OF                ADD'L PAID     WARRANT    DEVELOPMENT  COMPREHENSIVE
                         SHARES     AMOUNT     SHARES     AMOUNT    IN CAPITAL     PROCEED       STAGE         INCOME        TOTAL
                       ---------- -------- ----------- --------- ------------- ------------ ------------- -------------- ----------
Shares Re Acquired on   (360,000)     (360)          -          -    (133,362)            -            -             -     (133,722)
cancellation of
contract

Issued on Settlement    1,050,968     1,051          -          -      419,329            -            -             -       420,380
of debts

Net Loss Year ended             -         -          -          -            -            -    (568,750)             -     (568,750)
December 31, 1999

Currency Translation            -         -          -          -            -            -            -         1,730         1,730
adjustment

Balance December  31,   11,082,318   11,082          -          -    1,132,549            -  (1,277,309)         1,730     (131,948)
1999

Issued on Settlement      455,975       456          -          -      148,634            -            -             -       149,090
of debts

Issued for Consulting      50,000        50          -          -       19,950            -            -             -        20,000
services

Issued for                      -         -  10,450,000 3,226,500            -            -            -             -     3,226,500
Acquisitions (Note 3)

Special Warrants                -         -          -          -            -      886,405            -             -       886,405
issued for cash net
of costs

Issued For Pre            700,000       700          -          -      153,300            -            -             -       154,000
Payment of consulting
services

Issued For Pre            600,000       600          -          -      131,400            -            -             -       132,000
Payment of financing
fees

Net Loss Year ended             -         -          -          -            -            -  (2,795,109)             -   (2,795,109)
December 31, 2000

Currency Translation            -         -          -          -            -            -            -      (40,402)      (40,402)
adjustment

Balance December 31,   12,888,293    12,888 10,450,000  3,226,500    1,585,833      886,405  (4,072,418)      (38,672)     1,600,536
2000


The accompanying notes are an integral part of these consolidated financial statements



                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                FEBRUARY 23, 1993
                                                             YEAR ENDED         YEAR ENDED       (INCEPTION) TO
                                                          DECEMBER 31, 2000  DECEMBER 31, 1999  DECEMBER 31, 2000
                                                         ------------------ ------------------ ------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period                                         (2,795,109)          (568,750)        (4,076,557)
Adjustments to reconcile net loss to net cash from
    operating activities:
    - depreciation and amortization                                 775,793              1,753            781,932
    - imputed interest on long term debt                                  -                  -              9,000
    - organization costs                                                  -                  -              (308)
    - loss on disposal of furniture and equipment                         -              2,031              3,620
    - write-off of interest in mineral property                           -                  -             15,000
    - write-off of investment in graphite processing
        joint venture                                                     -            253,408            253,408
    - net changes in non-cash working capital                       319,693            226,419            673,635
CASH USED IN OPERATING ACTIVITIES                               (1,699,623)           (85,139)        (2,336,131)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and
Equipment                                                         (162,572)                  -          (173,995)
Proceeds from sale of furniture and equipment                             -              1,000              1,972
Acquisition of Subsidiaries, net of cash acquired                  (75,602)                  -           (75,602)
Investment in graphite processing joint venture                           -                  -           (37,463)
Purchase of other assets                                                  -                  -            (4,500)
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES                    (238,174)              1,000          (289,588)
CASH FLOWS FROM FINANCING ACTIVITIES
Advances (to) from related Parties                                (143,081)             22,231          (108,800)
Payments on agreement payable                                             -                  -           (70,000)
Loan advances, net of interest and repayments                     1,410,598             60,000          1,470,598
Special warrant proceeds, net of funds held in trust                727,407                  -            727,407
Issuance of common stock                                                  -                  -            662,446
CASH FLOWS FROM FINANCING ACTIVITIES                              1,994,924             82,231          2,694,433
EFFECT OF EXCHANGE RATE CHANGES ON CASH                            (40,402)              1,730           (38,672)
(DECREASE) INCREASE IN CASH                                          16,725              (178)             17,260
CASH, BEGINNING OF PERIOD                                               535                713                  -
CASH, END OF PERIOD                                                  17,260                535             17,260

Non-cash activities: Refer to Notes 3, 5 and 6.


The accompanying notes are an integral part of these consolidated financial statements


                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

         The Company was organized on February 23, 1993 under the laws of the State of Delaware as PLR, Inc. On October 3, 1997, it changed its name to Integrated Carbonics Corp. and on October 30, 1997, changed its jurisdiction of incorporation to Nevada. Effective August 13, 1999 the Company changed its name to Urbana.ca, Inc. On April 15, 1999 a wholly-owned subsidiary company, ICC Integrated Carbonics (Canada) Corp. ("ICC"), was incorporated under the laws of British Columbia to facilitate acquisitions in Canada and effective February 22, 2000 changed its name to U.R.B.A. Holdings Inc.

         During January, 2000, the Company acquired, through URBA, 100% of the outstanding shares of Urbana.ca Enterprises Corp. ("Urbana.ca Enterprises"), E-Bill Direct Inc. ("E-Bill"), and Enersphere.com, Inc. ("Enersphere"), which are in the business of developing and marketing internet-based products and services through the licensing of LocalNet portals and distribution of set top boxes. Effective March 10, 2000, Urbana.ca Enterprises, Enersphere and E- Bill were amalgamated under the statutory laws of the Province of Ontario into a new company named Urbana Enterprises Corp.

         The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is a development stage enterprise and as such has no revenue and is incurring substantial costs in connection with pursuing business opportunities. At December 31, 2000 the Company has a working capital deficiency of $1,483,113 and has losses of $2,795,109 for the year then ended raising substantial doubt as to the Company's ability to continue as a going concern. The Company's continued operations are dependent on its ability to obtain additional financing and ultimately to attain profitable operations.

         Effective December 27, 2000 the Company arranged for the issuance of up to $350,000 by way of 5 year Convertible Debentures bearing interest at a rate of 5% per year. In addition, the Company arranged for an Equity Credit Line enabling the Company to issue up to $5,000,000 worth of its common stock in stages. The Equity Credit Line becomes effective upon the Company completing its current filing on Form SB-2 and remains in effect for a period of 30 months.

         Refer to Notes 6 and 10.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         These financial statements are expressed in US dollars and have been prepared in accordance with accounting principles generally accepted in the United States. Principles of Consolidation

         The financial statements include the accounts of the Company and its wholly-owned subsidiaries U.R.B.A. Holdings Inc. ("URBA") and Urbana Enterprises Corp. ("Urbana Enterprises"). All significant intercompany balances and transactions are eliminated on consolidation.


USE OF ESTIMATES AND ASSUMPTIONS

         Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

GOODWILL

         The company records goodwill at cost less accumulated amortization taken on a straight-line basis over five years. Management reviews the value of goodwill regularly to determine if an impairment has occurred. Based on this review, management does not believe that an impairment in the carrying value has occurred.


FURNITURE AND EQUIPMENT

         Capital assets are recorded at cost. Depreciation is provided for on a straight-line basis over periods ranging from 24 to 60 months.


FOREIGN CURRENCY TRANSLATION

         The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.


FINANCIAL INSTRUMENTS

         The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.


NET LOSS PER COMMON SHARE

         Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. The accompanying presentation is only of basic loss per share as the potentially dilutive factors are anti-dilutive to basic loss per share.


STOCK-BASED COMPENSATION

         The Company accounts for stock-based compensation using the intrinsic value based method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). APB No. 25 requires that compensation cost be recorded for the excess, if any, of the quoted market price of the common stock over the exercise price at the date the options are granted. In addition, as required by SFAS No. 123, the company provides pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.


RECENT ACCOUNTING PRONOUNCEMENTS

         On March 31, 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998. The Company has determined that the implementation of this standard does not have a material effect on its financial statements.

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments, including instruments embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives; as either assets or liabilities and measure those instruments at fair value. SFAS 133 is effective for financial statements for fiscal years beginning after June 15, 1999. As the Company does not currently use derivative instruments, the adoption of SFAS 133 is not expected to have a significant effect on the Company's results of operations or its financial position.

NOTE 3 - ACQUISITIONS

URBANA.CA ENTERPRISES

         By agreement dated January 4, 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of Urbana.ca Enterprises, a company engaged in distribution of Linux based set top boxes which are used as an alternative method of delivering internet content. Urbana Enterprises was incorporated November 18, 1998 in the province of British Columbia.

         In consideration for the acquisition, URBA issued 3,000,000 non- voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

         Pursuant to the terms of the agreement, the Company issued 3,000,000 common shares in trust to be held under the terms of a trust agreement executed January 4, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

         In anticipation of this acquisition, two shareholders of Urbana.ca Enterprises, each holding a 36.75% interest in Urbana.ca Enterprises, became directors of the Company effective July 21, 1999 and, subsequent to the acquisition, entered into five year management contracts for an aggregate of Cdn$120,000 in year 1 and for amounts to be negotiated for years 2 through 5. In addition, the Company has also agreed to grant a total of 400,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

         This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

              Assets acquired at fair value:

                  Current assets                                 $ 17,716
                  Capital assets                                    7,387
                  Goodwill                                      1,093,102

                                                                1,118,205

              Liabilities assumed at fair value:

                  Accounts payable                               (87,474)
                  Due to related parties                        (130,731)

              Purchase price 3,000,000 shares at $0.30
                  per share                                       900,000

         Urbana Enterprises had net losses totaling $193,171 for the period from May 1, 1999 (inception) to the date of acquisition.

         Goodwill   arising  on  this   acquisition  is  being  amortized  on  a
straight-line basis over 5 years and amortization of $218,616 has been recorded to December 31, 2000.

         Effective September 13, 2000, a former principal of Urbana.ca Enterprises resigned as a director and CEO of the Company thus forfeiting all further management compensation and the right to 200,000 stock options pursuant to this acquisition agreement.

         Effective October 20, 2000, the other former principal of Urbana.ca Enterprises resigned as a director of Urbana Enterprises thus forfeiting all further management compensation pursuant to this acquisition agreement.

E-BILL

         By agreement dated January 10, 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of E-Bill, a company engaged in designing, developing and providing electronic presentment and payment services to the business community. E-Bill was incorporated May 27, 1999 in the province of Ontario.

         In consideration for the acquisition, URBA issued 2,950,000 non- voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

         Pursuant to the terms of the agreement, the Company issued 2,950,000 common shares in trust to be held under the terms of a trust agreement executed January 10, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

         E-Bill had losses totaling $16,214 for the period from May 27, 1999 (inception) to the date of acquisition.

         Subsequent to the acquisition, the Company signed three year management contracts with the two principals of E-Bill in the aggregate of Cdn$120,000 in year 1, Cdn$160,000 in year 2 and Cdn$120,000 in year 3. In addition, the Company has also agreed to grant a total of 200,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

         This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

              Assets acquired at fair value:

                  Current assets                                   $   9
                  Capital assets                                   4,646
                  Goodwill                                       812,645

                                                                 817,300

              Liabilities assumed at fair value:

                  Accounts payable                               (4,021)
                  Due to related parties                        (16,779)

              Purchase price 2,950,000 shares at $0.27
                  per share                                      796,500

         Goodwill   arising  on  this   acquisition  is  being  amortized  on  a
straight-line basis over 5 years and amortization of $162,528 has been recorded to December 31, 2000.

         Effective December 31, 2000, the two former principals of E-Bill waived Cdn$25,000 payable pursuant to the management contracts for the period from October 16, 2000 to December 31, 2000.


ENERSPHERE

         By agreement dated January 9, 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of Enersphere, a content company that utilizes set top boxes as their medium to deliver internet and intranet-based services to customers. Enersphere was incorporated September 28, 1999 in the province of Ontario. In consideration for the acquisition, URBA paid $84,828 and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

         Pursuant to the terms of the agreement, the Company issued 4,500,000 common shares in trust to be held under the terms of a trust agreement executed January 9, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

         Enersphere had net losses totaling $114,917 for the period from September 28, 1999 (inception) to the date of acquisition.

         Subsequent to the acquisition, the Company signed two year management contracts with the two principals of Enersphere in the aggregate Cdn$160,000 in year 1 and Cdn$250,000 in year 2. In addition, the Company has also agreed to grant a total of 200,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

         Goodwill   arising  on  this   acquisition  is  being  amortized  on  a
straight-line basis over 5 years and amortization of $345,948 has been recorded to June 30, 2000.

         This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

              Assets acquired at fair value:

                  Current assets                                    $  3,540
                  Capital assets                                      10,324
                  Goodwill                                         1,729,731

                                                                   1,743,595

              Liabilities assumed at fair value:

                  Accounts payable                                  (28,995)
                  Due to related parties                            (99,772)

              Purchase price $84,828 and 4,500,000 shares at
                  $0.34 per share                                 $1,614,828

         Effective December 31, 2000, the two former principals of Enersphere waived Cdn$30,000 payable pursuant to the management contracts for the period from October 16, 2000 to December 31, 2000.

         In addition, effective December 15, 2000 one of these principals of Enersphere resigned as an officer of Urbana Enterprises thus forfeiting all further management compensation and the right to 100,000 stock options pursuant to this acquisition agreement.

NOTE 4 - LOANS PAYABLE

         The Company has outstanding loans totaling $1,174,162 plus accrued interest of $74,889 calculated at an annual rate of 8%. These loans were due and payable on March 15, 2000. Subsequent to March 15, 2000 the Company has repaid $110,000 of principal. For the remainder of the unpaid loans, the Company has provided an option to the lenders to convert the principal amount of the loan into units of the Company at a price of $0.57 per unit. Each unit will consist of one common share of the Company and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $5.00 per share. This offer is to be made by way of a prospectus and Registration Statement which have been filed with the applicable Canadian regulatory authorities and Securities and Exchange Commission in the United States.

         Subsequent to year end, the Board of Directors to the Company approved a reduction in the per unit conversion price of these loans from $0.57 to $0.30 per unit.

         During the year, the Company received additional loans totaling $217,218 plus accrued interest of $4,329. These loans are payable on demand and bear interest at rates from 8% to 10% per annum.

NOTE 5 - CAPITAL STOCK

         On  May  7,  1999,  at  the  Company's  Annual  General  Meeting,   the
shareholders approved an increase in the number of authorized shares of common stock from 50,000,000 shares to 70,000,000 shares.

         On June 13, 2000, at the Company's Annual General Meeting, the shareholders approved an increase in the number of authorized shares of common stock from 70,000,000 shares to 80,000,000 shares.

         In January 1999, the Company entered into a one-year corporate finance advisory agreement, cancelable at any time on 30 days written notice, and agreed to issue 350,000 restricted shares of common stock at predetermined dates over the course of the contract. 175,000 shares were issued at a value of $39,780 and subsequently the agreement was cancelled.

         Also in January 1999, the Company entered into a consulting agreement and issued 360,000 restricted common shares at a value of $133,722. No services were provided under this contract and the parties subsequently agreed to terminate the agreement in August 1999 and the 360,000 shares were reacquired by the Company at no cost and returned to treasury.

         In October and November 1999 the Company settled debts totaling $86,268 to a private company of which an officer is a relative of a former director of the Company, and a former director of Urbana.ca Enterprises, by the issuance of 215,665 restricted shares of common stock at a price of $0.40 per share.

         In November 1999 the Company settled its agreement payable by the issuance of 325,000 restricted shares of common stock at a price of $0.40 per share.

         In November 1999 the Company settled certain of its trade accounts payable by the issuance of 510,303 restricted shares of common stock at a price of $0.40 per share

         In January 2000 the Company settled $40,000 due to a relative of a former director by the issuance of 100,000 restricted shares of common stock at a price of $0.40 per share.

         In January 2000 the Company settled a total of $99,900 of accounts payable by the issuance of 333,000 restricted shares of common stock at a price of $0.30 per share relating to consulting agreements dated July 14, 1999 and July 19, 1999.

         In January 2000 the Company settled $9,190 of accounts payable by the issuance of 22,975 restricted shares of common stock at a price of $0.40 per share.

         In January 2000 the Company issued 50,000 restricted shares of common stock, at a price of $0.40 per share, as a retainer pursuant to a media relations contract dated December 15, 1999.

         On December 21, 2000 the Company issued 600,000 restricted shares of common stock, at a price of $0.22 per share, in prepayment of finance fees as described in Note 6.

         On December 28, 2000 the Company issued 700,000 restricted shares of common stock, at a price of $0.22 per share, as a retainer pursuant to a consulting agreement dated December 19, 2000.

EXCHANGEABLE SHARES

         The Company's subsidiary, URBA, issued a total of 10,450,000 exchangeable shares as consideration for the acquisitions of Urbana Enterprises, E-Bill and Enersphere as described in Note 3. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held and may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.


SPECIAL WARRANT PROCEEDS

         During the quarter ended June 30, 2000 the Company completed a Special Warrant offering for 847,989 Special Warrants at $1.25 per Special Warrant for proceeds, net of offering costs, of $886,405. Currently $158,998 of these proceeds are being held in trust until the earlier of April 28, 2001 or approval of a Prospectus in the applicable jurisdictions in Canada and a Registration with the Securities and Exchange Commission on Form SB-2. Each Special Warrant is convertible into one common share and one-half share purchase warrant exercisable for a period of two years at a price of $5.00 per whole share purchase warrant. In addition, the Agent has been granted non-assignable warrants to acquire, without payment of additional consideration, 1 year Compensation Options providing the right to purchase, at $1.25 per unit, a number of units equal to 10% of the number of Special Warrants sold under this offering.

         Subsequent to year end, the Board of Directors to the Company approved a reduction in the per unit conversion price of the share purchase warrants from $5.00 to $0.30 per whole share purchase warrant.


STOCK OPTION AND INCENTIVE PLANS

         Effective July 1999 the Company adopted a Stock Option Plan which will provide options to purchase up to 2,000,000 common shares of the Company for its employees, officers and directors. The options that will be granted pursuant to the Stock Option Plan are exercisable at a price of $0.50 which is equal to the fair value of the common shares at the time of adoption of the plan. Effective June 2000 the Company adopted a Stock Incentive Plan which will provide for the granting of options to purchase shares and awarding of shares to employees and officers. The maximum number of shares of common stock of the Company that may be issued pursuant to the Stock Incentive Plan is 4,400,000 shares. The exercise price of options granted pursuant to this plan will be equal to the market price of the common stock on the date of grant. As at December 31, 2000, no stock-based compensation cost has been recorded for any period and no stock options or awards have been issued under either of these plans.

NOTE 6 - FINANCING ARRANGEMENTS

EQUITY LINE OF CREDIT

         On December 27, 2000 the Company entered into an equity line of credit agreement with GMF Holdings, Inc. ("GMF"), arranged through the May Davis Group, Inc. ("MDG"), as placement agent. The effective date of the agreement is the date that the SEC first declares effective a registration statement on the Company's common stock. The agreement has a 30-month period commencing on the effective date. Subject to the conditions set out in the agreement, the Company may issue and sell to GMF, and GMF shall purchase, common shares of the Company up to a total purchase price of five million ($5,000,000) dollars. Following an advance notice by the Company to GMF for funds, the price of the shares to be sold is calculated as 91% of the market price, being the lowest closing bid prices of the common stock during the 10 trading day period beginning on the advance notice date and ending on the closing date of the particular closing. The maximum advance amount is equal to 150% of the average daily volume of the Company's common stock multiplied by the purchase price during the particular pricing period. On each closing, MDG will be paid a 5% commission on each advance.

         In addition, on December 27, 2000, the Company issued to MDG, 600,000 shares at a price of $0.22 per share as additional compensation. This compensation of $132,000 is recorded as deferred finance fees and will be setoff against the gross proceeds of each advance.

CONVERTIBLE DEBENTURES

         On December 27, 2000, the Company, entered into a securities purchase agreement with investors arranged through MDG, as placement agent. Under this agreement, the Company can sell to the investors up to $350,000 of the Company's 5% convertible debentures due five years after closing. The debentures are convertible at the holder's option into shares of the Company's common stock at any time after closing at the lesser of an amount equal to a fixed price of 120% of the closing bid price at the time of closing or an amount equal to 80% of the five lowest closing bid prices for the 20 trading days immediately preceding the conversion date. In connection with sale of the convertible debentures, the Company will pay MDG a 10% commission and other legal fees of up to $10,000. Also, the Company has agreed to issue to MDG on closing, warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $0.27 per share. The warrants are exercisable in whole or in part to December 27, 2005.

         Subsequent to year end, the Company received $287,600, net of legal fees and commissions of $52,400 in connection with the convertible debenture financing. In addition, effective February 12, 2001, the Company has agreed to issue the 100,000 share purchase warrants payable in connection with the closing of this financing.

REGISTRATION RIGHTS

         Under registration rights agreements, the Company is obligated to register for resale the shares issuable upon conversion of the debentures, shares issuable upon exercise of the warrants issued to MDG in connection with the debenture agreement, shares issuable pursuant to the equity line of credit agreement, and shares issued as compensation to MDG in connection with the equity line of credit.


NOTE 7 - RELATED PARTY TRANSACTIONS

         During the year the Company had transactions with directors and former directors of the Company and its subsidiaries as follows: expenses paid on behalf of the Company and its subsidiaries - $107,125 (1999 - $43,070); management fees incurred by the Company and its subsidiaries - $194,444 (1999 - $14,733); and payments and reimbursements made by the Company and its subsidiaries - $380,018 (1999 - $20,109).

         In addition, the Company had transactions with a private Company controlled by a relative of a former director as follows: expenses paid and advances made on behalf of the Company and its subsidiaries - $68,804 (1999 - $86,268); and payments and reimbursements made by the Company and its subsidiaries - $149,600 (1999 - NIL).

         In January 2000 the Company settled $40,000 of consulting fees incurred in 1999 due to a relative of a former director by the issuance of 100,000 restricted shares of common stock at a price of $0.40 per share.

         Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

NOTE 8 - INCOME TAXES

         The  Company  has net  operating  loss  carryforwards  which  result in deferred tax assets. These carryforwards will expire, it not utilized, commencing in 2005. The realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly, a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

NOTE 9 - SUBSEQUENT EVENTS

         Pursuant to the terms of a consulting agreement dated December 19, 2000 between the Company and Eagle Wireless International, Inc., the Company may be required to issue an additional 500,000 shares of common stock as a result of the Company's SB-2 registration statement not being effective on or before February 15, 2001.

                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)





                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                  INTRODUCTION

         In January 2000, the Company's wholly-owned subsidiary, ICC Integrated Carbonics (Canada) Corp. ("ICC"), acquired 100% of the outstanding shares of Urbana.ca Enterprises Corp. ("Urbana Enterprises"), E-Bill Direct Inc. ("E-Bill"), and Enersphere.com, Inc. ("Enersphere"). In consideration for these acquisitions, ICC paid a total of $84,828 and issued a total of 10,450,000 exchangeable shares which are exchangeable on a 1 for 1 basis for shares of the Company. The transactions are described in greater detail in the notes to the pro-forma consolidated financial statements.

         These acquisitions have been accounted for using the purchase method of accounting with the Company's consolidated financial statements including the results of each acquired company from the date of the acquisition. The goodwill resulting from these acquisitions will be amortized on a straight-line basis over 60 months.

         The pro-forma consolidated statement of operations has been prepared to reflect the results of the Company's operations for the year ended December 31, 1999 assuming the acquisitions of Urbana Enterprises, E-Bill and Enersphere had occurred on their respective dates of commencement of operations during 1999.

         The pro-forma consolidated statement of operations is based on the following audited financial statements:

Urbana.ca, Inc. -           the year ended December 31, 1999
Urbana Enterprises -        the period from May 1, 1999  (inception)  to January
                            3, 2000
E-Bill -                    the period from  September  28,  1999(inception)  to
                            January 8, 2000
Enersphere -                the period from May 27, 1999  (inception) to January
                            9, 2000

         There were no significant transactions in Urbana Enterprises, E-Bill or Enersphere in their respective periods subsequent to December 31, 1999 and thus the audited financial statements of each for the periods as shown above have been used.

         These consolidated pro-forma financial statements should be read in conjunction with Company's December 31, 1999 audited consolidated financial statements.

                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                   (UNAUDITED)



                                                                                                               PRO FORMA
                                                URBANA                                         PRO FORMA      CONSOLIDATED
                           URBANA.CA INC.    ENTERPRISES        E-BILL        ENERSPHERE       ADJ-MENTS     URBANA.CA, INC.
                         ----------------- --------------- --------------- ------------- ---------------- ------------------
EXPENSES
Consulting and
    management fees                218,285         122,468               -        12,535                         353,288
Depreciation and
    amortization                     1,753           1,484             771      2,022(1)         327,039         333,069
Development costs                        -               -               -        97,042                          97,042
Office and general                  43,390          62,865          11,535         3,317                         121,107

Professional fees                   23,497           3,828           3,908             -                          31,233
Transfer agent and
    filing fees                      9,953               -               -             -                           9,953
Rent                                18,464           2,525               -             -                          20,989
Write-off of Graphite
    processing joint
    venture                        253,408               -               -          -(2)       (253,408)               -

NET LOSS FOR PERIOD                568,750         193,170          16,214       114,916               -         966,681

LOSS PER SHARE                        0.06               -               -             -               -            0.06

WEIGHTED AVERAGE SHARES
    OUTSTANDING                 10,299,764               -               -          -(3)       4,845,833      15,145,597


                                 URBANA.CA, INC.
                          (A DEVELOPMENT STAGE COMPANY)


             NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                   (UNAUDITED)


NOTE 1 - ACQUISITIONS

URBANA ENTERPRISES

         By agreement dated January 4, 2000, the Company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of Urbana Enterprises, a company engaged in distribution of Linux based set top boxes which are used as an alternative method of delivering internet content. Urbana Enterprises was incorporated November 18, 1998 in the Province of British Columbia, Canada. For purposes of these pro-forma consolidated financial statements, it is assumed that this acquisition took place on May 1, 1999, the date of commencement of operations of Urbana Enterprises.

         In consideration for the acquisition, ICC issued 3,000,000 non- voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

         This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

              January 4, 2000

              Assets acquired at fair value:
                  Current assets                                 $ 17,716
                  Capital assets                                    7,387
                  Goodwill                                      1,093,102

                                                                1,118,205

              Liabilities assumed at fair value:
                  Accounts payable                               (87,474)
                  Due to related parties                        (130,731)


              Purchase price 3,000,000 shares at $0.30 per
                  Share                                           900,000


E-BILL

         By agreement dated January 10, 2000, the Company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of E-Bill, a company engaged in designing, developing and providing electronic presentment and payment services to the business community. E-Bill was incorporated May 27, 1999 in the Province of Ontario, Canada. For purposes of these pro-forma consolidated financial statements, it is assumed that this acquisition took place on the date of incorporation of E-Bill.

         In consideration for the acquisition, ICC issued 2,950,000 non- voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

         This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

              January 4, 2000

              Assets acquired at fair value:
                  Current assets                                $      9
                  Capital assets                                   4,646
                  Goodwill                                       812,645

                                                                 817,300

              Liabilities assumed at fair value:
                  Accounts payable                               (4,021)
                  Due to related parties                        (16,779)

              Purchase price 2,950,000 shares at $0.27
                  per share                                      796,500

ENERSPHERE

         By agreement dated January 9, 2000, the Company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of Enersphere, a content company that utilizes set-top boxes as their medium to deliver internet and intranet-based services to customers. Enersphere was incorporated September 28, 1999 in the Province of Ontario, Canada. For purposes of these pro-forma consolidated financial statements, it is assumed that this acquisition took place on the date of incorporation of Enersphere.

         In consideration for the acquisition, ICC paid $84,828 and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

         This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

              January 4, 2000

              Assets acquired at fair value:
                  Current assets                                $     3,540
                  Capital assets                                     10,324
                  Goodwill                                        1,729,731

                                                                  1,743,595
              Liabilities assumed at fair value:
                  Accounts payable                                 (28,995)
                  Due to related parties                           (99,772)

              Purchase price $84,828 and 4,500,000 shares
                  at $0.34 per share                              1,614,828

NOTE 2 - PRO-FORMA ADJUSTMENTS

         The adjustments required in the pro-forma consolidated statement of operations are follows:


(1) AMORTIZATION OF GOODWILL

         As described in detail in Note 1, the Company has recorded goodwill on the acquisitions of Urbana Enterprises, E-Bill and Enersphere. Amortization will be taken on a straight-line basis over 5 year and has been recorded in the pro-forma statement of operations for the year ended December 31, 1999 on a pro-rated basis based on the commencement of operations of each acquired company as follows:

                                          URBANA
                                        ENTERPRISES          E-BILL           ENERSPHERE        TOTAL
                                      ---------------- ------------------- ----------------- --------------
Goodwill recorded on Acquisition             1,093,102           812,645          1,729,731       3,635,478

Amortization on an annual basis                218,616           162,528            345,948         727,092

Amortization for the period from
    commencement of operations to
    December 31, 1999                          145,744            94,808             86,487         327,039


(2) WRITE-OFF OF GRAPHITE PROCESSING JOINT VENTURE


         During the year ended December 31, 1999, the Company wrote-off $253,408 of investment in a Graphite processing joint venture. As this amount is unrelated to the ongoing activities of the Company in its newly acquired subsidiaries, this write-off has been eliminated from the pro-forma statement of operations for the year.


(3) WEIGHTED AVERAGE SHARES OUTSTANDING

         As described in detail in Note 1, the Company's wholly-owned subsidiary ICC issued a total of 10,450,000 non-voting exchangeable shares in connection with the acquisitions of Urbana Enterprises, E-Bill and Enersphere. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option. For purposes of the pro-forma consolidated statement of operations, it is assumed that shares of the Company have been issued in satisfaction of these exchangeable shares at the commencement of operations of each company resulting in the following pro-forma adjustment to weighted average shares outstanding.

                                                                               URBANA
                                        ENTERPRISES          E-BILL           ENERSPHERE        TOTAL
                                      ---------------- ------------------- ----------------- --------------
Shares issued relating to
    Acquisitions                             3,000,000           2,950,000        4,500,000       10,450,000

Weighted average shares outstanding
    for the period from
    commencement of operations to
    December 31, 1999                        2,000,000           1,720,833        1,125,000        4,848,833


                                AUDITORS' REPORT

To the Directors of Urbana.ca Enterprises Corp.

         We have audited the balance sheet of Urbana.ca Enterprises Corp. as at January 3, 2000 and the statements of loss and deficit, and cash flows for the period from May 1, 1999 (inception) to January 3, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 3, 2000 and the results of its operations and its cash flows for the period from May 1, 1999 (inception) to January 3, 2000 in accordance with generally accepted accounting principles.


/s/  La Bonte & Co.
LaBonte & Co.
Chartered Accountants
March 31, 2000
Vancouver, B.C.

                           URBANA.CA ENTERPRISES CORP.
                                  BALANCE SHEET



                                                                January 3, 2000
                                                          ---------------------
                           ASSETS

CURRENT
Cash                                                                     11,871
Accounts receivable                                                      11,949
Other assets                                                              1,750

                                                                         25,570

CAPITAL ASSETS, net of amortization                                      10,662

LIABILITIES                                                             $36,232

CURRENT
Accounts payable and accrued liabilities                                 21,187
Due to related parties (Note 4)                                         293,749

                                                                        314,936

                           CAPITAL DEFICIENCY

SHARE CAPITAL (Note 3)                                                      100

DEFICIT                                                               (278,804)

                                                                      (278,704)

                                                                        $36,262



    The accompanying notes are an integral part of these financial statements

                           URBANA.CA ENTERPRISES CORP.
                          STATEMENT OF LOSS AND DEFICIT

                                                                    May 1, 1999
                                                                 (inception) to
                                                                January 3, 2000
                                                          ---------------------

EXPENSES
Amortization                                                              2,204
Consulting and management fees                                          181,853
Office and general                                                       85,313
Professional fees                                                         5,684
Rent                                                                      3,750

NET LOSS FOR THE PERIOD                                                 278,804

DEFICIT, BEGINNING OF PERIOD                                                  -

DEFICIT, END OF PERIOD                                                 $278,804



    The accompanying notes are an integral part of these financial statements

                           URBANA.CA ENTERPRISES CORP.
                             STATEMENT OF CASH FLOWS

                                                                May 1, 1999
                                                              (inception) to
                                                              January 3, 2000
                                                          ----------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period                                                (278,804)
Adjusted for item not involving cash:
- amortization                                                             2,204

                                                                       (276,600)
Net changes in non-cash working capital items                              7,488

Cash flows used in operating activities                                (269,112)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of capital assets                                           (12,866)

Cash flows used in investing activities                                 (12,866)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                                             100
Advances from related parties                                            293,749

Cash flows from financing activities                                     293,849

INCREASE IN CASH                                                          11,871

CASH, BEGINNING OF PERIOD                                                      -

CASH, END OF PERIOD                                                       11,871



    The accompanying notes are an integral part of these financial statements

                           URBANA.CA ENTERPRISES CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                 JANUARY 3, 2000


NOTE 1- NATURE AND CONTINUANCE OF OPERATIONS

         The Company was incorporated November 18, 1998 in the Province of British Columbia. Effective July 26, 1999 the Company changed its name from Home.net100.com Enterprises, Inc. to Urbana.ca Enterprises Corp. The Company is engaged in distribution of Linux based set-top boxes which are used as an alternative method of delivering internet content and commenced operations May 1, 1999.

         These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has losses for the initial period ended January 3, 2000 which were financed primarily by advances from related parties. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to obtain profitable operations.

         Effective January 4, 2000, 100% of the outstanding shares of the Company were acquired by U.R.B.A. Holdings Inc. ("URBA"), a British Columbia company which is a wholly-owned subsidiary of Urbana.ca, Inc., a publicly traded Nevada company listed on the OTC Bulletin Board which has raised funding to finance the development of the Company's business.

         In addition, effective March 10, 2000, the Company was amalgamated with E-Bill Direct Inc., a private Ontario company and Enersphere.com, Inc., a private Ontario company, both of which were also acquired by URBA. The companies were amalgamated into a new company named Urbana Enterprises Corp. under the statutory laws of the Province of Ontario.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BASIS OF PRESENTATION

         These financial statements are expressed in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada.


CAPITAL ASSETS

         Capital assets are recorded at cost and are amortized over their estimated useful lives at the following rates: Computer hardware - straight-line basis over two years; Office furniture - straight- line basis over five years; Computer software - straight-line basis over one year.


FOREIGN CURRENCY TRANSLATION

         The financial statements are presented in Canadian dollars. Foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.


USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

         The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.


NOTE 3 - SHARE CAPITAL

            Authorized:

            100,000,000 Common Shares, no par value

                                                            Shares        Value
            Issued and outstanding:
                Common Shares                             10,000,000      $ 100


NOTE 4 - RELATED PARTY TRANSACTIONS

         During the period the Company incurred $152,824 in consulting and management fees to two directors of the Company. In addition, $56,772 was paid by these directors and a relative of a director on behalf of the Company for general and administrative expenses. A total of $105,064 of these amounts are unpaid as of the end of the period.

         The Company received net advances totaling $111,905 from Urbana.ca, Inc., U.R.B.A. Holdings Inc. and Enersphere.com, Inc. and $76,780 from a private company controlled by a relative of a director.

         All amounts are unsecured, non-interest bearing and have no specified terms of repayment.


NOTE 5 - UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue that may affect the Company have been fully resolved.

                                AUDITORS' REPORT

To the Directors of E-Bill Direct Inc.

         We have audited the balance sheet of E-Bill Direct Inc. as at January 9, 2000 and the statements of loss and deficit, and cash flows for the period from May 27, 1999 (inception) to January 9, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 9, 2000 and the results of its operations and its cash flows for the period from May 27, 1999 (inception) to January 9, 2000 in accordance with generally accepted accounting principles.


/s/ LaBonte & Co.
LaBonte & Co.
Chartered Accountants
March 31, 2000
Vancouver, B.C.

                               E-BILL DIRECT INC.
                                  BALANCE SHEET

                                                              January 9, 2000
                                                          ---------------------
                           ASSETS

CURRENT
Accounts receivable                                                          13

CAPITAL ASSETS, net of amortization                                       6,705

                                                                         $6,718

LIABILITIES
CURRENT
Accounts payable and accrued liabilities                                  5,803
Due to related parties (Note 4)                                          24,217

                                                                         30,020

                           CAPITAL DEFICIENCY

SHARE CAPITAL (Note 3)                                                      100

DEFICIT                                                                (23,402)

                                                                       (23,302)

                                                                          6,718



    The accompanying notes are an integral part of these financial statements

                               E-BILL DIRECT INC.
                          STATEMENT OF LOSS AND DEFICIT

                                                                    May 27, 1999
                                                                  (inception) to
                                                                 January 9, 2000
                                                          ----------------------

EXPENSES
Amortization                                                               1,145
Office and general                                                        16,617
Professional fees                                                          5,640

NET LOSS FOR THE PERIOD                                                   23,402

DEFICIT, BEGINNING OF PERIOD                                                   -

DEFICIT, END OF PERIOD                                                    23,402


    The accompanying notes are an integral part of these financial statements

                               E-BILL DIRECT INC.
                             STATEMENT OF CASH FLOWS

                                                                    May 27, 1999
                                                                  (inception) to
                                                                 January 9, 2000
                                                          ----------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period                                                 (23,402)
Adjusted for item not involving cash:
- amortization                                                             1,145

                                                                        (22,257)
Net changes in non-cash working capital items                              5,790

Cash flows used in operating activities                                 (16,467)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of capital assets                                            (7,850)
Cash flows used in  investing activities                                 (7,850)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                                             100
Advances from shareholders                                                24,217
Cash flows from financing activities                                      24,317

INCREASE IN CASH                                                               -

CASH, BEGINNING OF PERIOD                                                      -

CASH, END OF PERIOD                                                            -



    The accompanying notes are an integral part of these financial statements

                               E-BILL DIRECT INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 JANUARY 9, 2000


NOTE 1- NATURE AND CONTINUANCE OF OPERATIONS

         The Company was incorporated May 27, 1999 in the Province of Ontario and is engaged in designing, developing and providing electronic presentment services to the business community.

         These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has losses for the initial period ended January 9, 2000 which were financed primarily by advances from related parties. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to obtain profitable operations.

         Effective January 10, 2000, 100% of the outstanding shares of the Company were acquired by U.R.B.A. Holdings Inc. ("URBA"), a British Columbia company which is a wholly-owned subsidiary of Urbana.ca, Inc., a publicly traded Nevada company listed on the OTC Bulletin Board which has raised funding to finance the development of the Company's business.

         In addition, effective March 10, 2000, the Company was amalgamated with Urbana.ca Enterprises Corp., a private British Columbia company and Enersphere.com, Inc., a private Ontario company, both of which were also acquired by URBA. The companies were amalgamated into a new company named Urbana Enterprises Corp. under the statutory laws of the Province of Ontario.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BASIS OF PRESENTATION

         These financial statements are expressed in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada.


CAPITAL ASSETS

         Capital assets are recorded at cost and are amortized over their estimated useful lives at the following rates: Computer software - straight-line basis over three years.


FOREIGN CURRENCY TRANSLATION

         The financial statements are presented in Canadian dollars. Foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.


USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.


FINANCIAL INSTRUMENTS

         The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

NOTE 3 - SHARE CAPITAL

    Authorized:

    Unlimited Common Shares, no par value
    Unlimited Class "A" Preference shares, no par value
                                                            Shares        Value
    Issued and outstanding:
    Common Shares                                           2,950,000      $ 100


NOTE 4 - RELATED PARTY TRANSACTIONS

         During the period $16,467 of expenses were incurred by a director on behalf of the Company and a total of $7,850 of computer software was acquired from another director of the Company.

         Amounts due to related parties are unsecured, non-interest bearing and have no specified terms of repayment.


NOTE 5 - UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue that may affect the Company have been fully resolved.

                                AUDITORS' REPORT

To the Directors of Enersphere.com, Inc.

         We have audited the balance sheet of Enersphere.com, Inc. as at January 8, 2000 and the statements of loss and deficit, and cash flows for the period from September 28, 1999 (inception) to January 8, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 8, 2000 and the results of its operations and its cash flows for the period from September 28, 1999 (inception) to January 8, 2000 in accordance with generally accepted accounting principles.


/s/ LaBonte & Co.
LaBonte & Co.
Chartered Accountants
March 31, 2000
Vancouver, B.C.

                              ENERSPHERE.COM, INC.
                                  BALANCE SHEET

                                                             January 8, 2000
                                                          ----------------------

                           ASSETS
CURRENT
Cash                                                                       1,445
Accounts receivable                                                        3,664

                                                                           5,109

CAPITAL ASSETS, net of amortization                                       14,900

                                                                          20,009

LIABILITIES
CURRENT
Accounts payable and accrued liabilities                                  41,848
Due to related parties (Note 4)                                          144,000

                                                                         185,848

                           CAPITAL DEFICIENCY

SHARE CAPITAL (Note 3)                                                        20

DEFICIT                                                                (165,859)

                                                                       (165,839)

                                                                          20,009



    The accompanying notes are an integral part of these financial statements

                              ENERSPHERE.COM, INC.
                          STATEMENT OF LOSS AND DEFICIT

                                                            September 28, 1999
                                                              (inception) to
                                                             January 8, 2000
                                                          ----------------------



EXPENSES
Amortization                                                              3,003
Consulting and management fees                                           18,613
Office and general                                                          146
Research and development                                                144,097

NET LOSS FOR THE PERIOD                                                 165,859

DEFICIT, BEGINNING OF PERIOD                                                  -

DEFICIT, END OF PERIOD                                                  165,859

                              ENERSPHERE.COM, INC.
                             STATEMENT OF CASH FLOWS

                                                            September 28, 1999
                                                              (inception) to
                                                             January 8, 2000
                                                          ----------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year                                                   (65,859)
Adjusted for items not involving cash:
- amortization                                                             3,003
- research and development                                                94,097

                                                                        (68,759)

Net changes in non-cash working capital items                             38,184

Cash flows used in operating activities                                 (30,575)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related parties                                             32,000
Proceeds from issuance of shares                                              20
Cash flows from financing activities                                      32,020

INCREASE IN CASH                                                           1,445

CASH, BEGINNING OF YEAR                                                        -

CASH, END OF YEAR                                                          1,445



   The accompanying notes are an integral part of these financial statements

                              ENERSPHERE.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 JANUARY 8, 2000


NOTE 1- NATURE AND CONTINUANCE OF OPERATIONS

         The Company was incorporated September 28, 1999 in the Province of Ontario and is a content company that utilizes set-top boxes as their medium to deliver internet and intranet-based services to customers.

         These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has losses for the initial period ended January 8, 2000 which were financed primarily by advances from related parties. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to obtain profitable operations.

         Effective January 9, 2000, 100% of the outstanding shares of the Company were acquired by U.R.B.A. Holdings Inc. ("URBA"), a British Columbia company which is a wholly-owned subsidiary of Urbana.ca, Inc., a publicly traded Nevada company listed on the OTC Bulletin Board which has raised funding to finance the development of the Company's business.

         In addition, effective March 10, 2000, the Company was amalgamated with Urbana.ca Enterprises Corp., a private British Columbia company and E-Bill Direct Inc., a private Ontario company, both of which were also acquired by URBA. The companies were amalgamated into a new company named Urbana Enterprises Corp. under the statutory laws of the Province of Ontario.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BASIS OF PRESENTATION

         These financial statements are expressed in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada.


CAPITAL ASSETS

         Capital assets are recorded at cost and are amortized over their estimated useful lives at the following rates: Computer hardware - straight-line basis over two years.


RESEARCH AND DEVELOPMENT COSTS

         Ongoing research and development costs are expensed as incurred.


FOREIGN CURRENCY TRANSLATION

         The financial statements are presented in Canadian dollars. Foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.


USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

         The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.


NOTE 3 - SHARE CAPITAL

                Authorized:

                Unlimited Common Shares, no par value

                                                       Shares        Value
                Issued and outstanding:
                Common Shares                         2,123,000      $ 20


NOTE 4 - RELATED PARTY TRANSACTIONS

         During the period the Company acquired form shareholders computer equipment for $17,903 and intellectual property rights for $94,097 representing reimbursement of research and development costs incurred. At January 8, 2000 these amounts were outstanding and payable to the shareholders.

         During the period $12,000 of advances were made to the Company and $20,000 of accounts payable was paid on behalf of the Company by Urbana.ca Enterprises Corp.

         A total of $8,833 of management fees were paid to directors of the Company.

         Amounts due to related parties are unsecured, non-interest bearing and have no specified terms of repayment.


NOTE 5 - UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue that may affect the Company have been fully resolved.

                        CHANGES IN AND DISAGREEMENTS WITH
                            ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         (a) Effective on March 31, 1999, the independent accountants who were previously engaged as the principal accountants to audit Urbana's financial statements, Deloitte & Touche LLP, resigned. The accountants' reports on the financial statements for the fiscal years ended December 31, 1997 and December 31, 1998 neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles, except that these reports were modified as to uncertainty that Urbana will continue as a going concern. The decision to change accountants was approved by the board of directors.

         (b) Effective on January 26, 2000, the independent accountant who was previously engaged as the principal accountant to audit Urbana's financial statements, Kurt D. Saliger, C.P.A., resigned. This accountant did not issue any financial statements for Urbana. The decision to change the accountant was approved by the Board of Directors.

         During Urbana's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within Urbana's two most recent fiscal years and the subsequent interim period preceding the former accountants' dismissal.

         (c) Effective on January 27, 2000, the firm of LaBonte & Co. was engaged to serve as the new principal accountants to audit Urbana's financial statements. The decision to retain the new firm was approved by the board of directors. During Urbana's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither Urbana (nor someone on its behalf) consulted the newly engaged accountants regarding any matter.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT URBANA.CA, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                   -----------------------

This  prospectus  does not  constitute  an offer to sell, or a                         ----------------------
solicitation of an offer to buy any securities:
                                                                                             PROSPECTUS
     O   except the common stock offered by this prospectus;
                                                                                        ---------------------
     O   in  any   jurisdiction   in   which   the   offer  or
         solicitation is not authorized;

     O   in  any  jurisdiction   where  the  dealer  or  other
         salesperson  is not  qualified  to make the  offer or                    48,899,005 SHARES OF COMMON STOCK
         solicitation;

     O   to any  person  to whom it is  unlawful  to make  the
         offer or solicitation; or                                                         URBANA.CA, INC.

     O to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:
                                                                                        ___________ __, 2001
     O   there  have  been  no  changes  in  the   affairs  of
         Urbana.ca, Inc. after the date of this prospectus; or

     O the information contained in this prospectus is correct after the date of this prospectus.

                   -----------------------

Until __________, 2001, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Information on this item is set forth in the prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liability."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee         $       2,500
Printing and Engraving Expenses                             $      10,000
Accounting Fees and Expenses                                $      15,000
Legal Fees and Expenses                                     $      25,000
Blue Sky Qualification Fees and Expenses                    $       2,500
Miscellaneous                                               $       5,000
                                                           ------------------
                                                           ------------------

TOTAL                                                       $      60,000
                                                           ==================

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         Other than as set forth below, during the last three years there have not been any sales of unregistered securities of Urbana. Except as noted below, no commissions or fees were paid in connection with these sales.

FISCAL YEAR ENDED DECEMBER 31, 1998

         Urbana sold a total of 1,760,000 shares at $0.10 per share at varying times throughout 1998 for proceeds of $176,000 to 14 sophisticated investors; attached to each share was one warrant exercisable at $.33 per share for six months from the date of issuance. At varying times during this year, 1,301,350 of the related share purchase warrants were exercised for proceeds of $429,446 and the remaining share purchase warrants expired. This offering, which includes the shares and warrants, was undertaken under Rule 504 of Regulation D by the fact that:

         o Urbana, at the time of the offering was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, was not an investment company, and was not a development stage company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

         o     the amount of the offering was less than $1,000,000.

FISCAL YEAR ENDED DECEMBER 31, 1999

         During  the  fiscal  year  ended   December  31,  1999,  the  following
transactions were completed:

         In January 1999, Urbana entered into a one-year corporate finance advisory agreement, cancelable at any time on 30 days written notice, and agreed to issue 350,000 restricted shares of common stock at predetermined dates over the course of the contract. 175,000 shares were issued at a value of $39,780 to one sophisticated investor. Subsequently the agreement was cancelled, and 175,000 shares were re-acquired by Urbana at no cost.

         Also in January 1999, Urbana entered into a consulting agreement and issued 360,000 restricted common shares at a value of $133,722 to one sophisticated investor. No services were provided under this contract and the parties subsequently agreed to terminate the agreement in August 1999 and the 360,000 shares were reacquired by Urbana at no cost and returned to treasury.

         Urbana settled debts of $86,268 to Hound Pound Equities Inc., a private sophisticated company, by the issuance of 215,665 restricted shares of common stock at a price of $0.40 per share.

         Urbana settled its amount payable of $130,000 to Da-Jung Resources Corp., a shareholder of Urbana and an accredited investor, on acquisition of its interest in a graphite processing joint venture by the issuance of 325,000 restricted shares of common stock at a price of $0.40 per share (issued to Clyde Resources Ltd. at the request of Da-Jung Resource Corp.).

         Urbana settled trade payables of $204,122 by the issuance of restricted shares at $0.40 per share for 510,303 shares to 10 sophisticated investors.

FISCAL YEAR ENDED DECEMBER 31, 2000

         During  the  fiscal  year  ended   December  31,  2000,  the  following
transactions were completed:

         In January 2000, U.R.B.A. Holdings, Inc., a wholly owned subsidiary of Urbana, issued a total of 10,450,000 non-voting exchangeable shares to 13 sophisticated investors in connection with the acquisitions of Urbana.ca Enterprises Corp., E-Bill Direct, Inc. and Enersphere.com, Inc. Urbana issued a total of 10,450,000 shares of common stock to be held under the terms of trust agreements (attached as an Exhibit to each Share Exchange and Share Purchase Agreement) until such time as the exchangeable shares are exchanged by their holders (which right arose upon issuance) or all remaining exchangeable shares are cancelled.

         During the quarter ended March 31, 2000, Urbana settled debts of $40,000 due to a relative (who is sophisticated) of a director of Urbana by the issuance of 100,000 restricted shares at $0.40 per share. Urbana settled a total of $99,900 of accounts payable by the issuance of 333,000 restricted shares at $0.30 per share to 2 sophisticated investors, and $9,190 of accounts payable by the issuance of 22,975 restricted shares at $0.40 per share to 2 sophisticated investors. Urbana issued 50,000 restricted shares at $0.40 per share as a retainer on a media relations contract to one sophisticated investor.

         During fiscal year ended December 31, 1999, Urbana received loans totaling $60,000. For the quarter ended March 31, 2000, Urbana received additional loans of $1,224,161.86, for total loans of $1,284,161.86. These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. Under the provisions of each promissory note and loan agreement, the lenders have full right and authority to convert the amount of principle borrowed to shares in the capital stock of Urbana in the event of default at the rate of $0.57 per share. This transaction was undertaken under Rule 506 of Regulation D to 60 investors who are all accredited. A total of $110,000 of the loans (which represents 2 investors), plus accrued interest, has been repaid.

         Urbana did not repay the remainder of the loans and as a result offered the lenders the right to convert the principal into units of Urbana at a price of $0.57 per unit (subsequently amended by us to $0.30 per unit). Each unit is comprised of one restricted common share of Urbana and one-half share purchase warrant. Each whole share purchase warrant is exercisable upon issuance at $5.00 per common share for a period of two years. An aggregate of 3,913,873 shares of common stock underlies the units and an aggregate of 1,956,936 shares of common stock underlies the purchase warrants, for a total offering by these selling shareholders of 5,870,809. The exercise of the purchase warrants will result in proceeds to Urbana of $9,784,680. These offerings (shares and warrants) were undertaken under Rule 506 of Regulation D by the fact that:

         o     the sales were made to  accredited  investors  as defined in Rule
               502;

         o Urbana gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which Urbana possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

         o at a reasonable time prior to the sale of securities, Urbana advised the purchasers of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

         o neither Urbana nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

         o Urbana exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(11) of the Act in compliance with Rule 502(d).

         Urbana entered into an agency agreement effective April 10, 2000 with Groome Capital.com Inc. whereby Urbana and Groome Capital.com Inc. engaged in a best efforts offering of up to 20,000,000 special warrants at a price of $1.25 per special warrant. The price of the special warrants was negotiated between Urbana and Groome Capital.com Inc. with reference to the market price of the common shares of Urbana, dilution, and the capital needs of Urbana. Each special warrant is exercisable upon issuance for no additional consideration into one common share and one-half share purchase warrant (each whole purchase warrant being exercisable upon issuance at $5.00 per common share subsequently amended by us to $0.30 per share until April 27, 2001 subsequently amended by us to April 27, 2002).

         On May 11, 2000, Urbana completed a private placement of 847,989 special warrants to 10 sophisticated investors for total consideration of $1,059,986. These special warrants were sold by Groome Capital.com, Inc., registered broker/dealer in Canada, to its clients; Urbana is not aware as to who the controlling persons of each of the corporate clients are. The exercise of the share purchase warrants in connection with the special warrants will result in proceeds to Urbana of $127,198.

         Under the provisions of this offering, since this Form SB-2 registration statement was not declared effective by September 25, 2000, the holders of the special warrants are entitled to receive a unit consisting of 1.1 common shares (rather than 1 share) and 0.55 purchase warrants (rather than 0.50 purchase warrants) upon exercise of each special warrant held.

         Groome Capital.com, Inc. received an agent's fee equal to 8% of the total amount raised, resulting in total fees paid of $84,798.88. In addition, Groome Capital.com Inc. has been granted non-assignable agent's special warrants equaling 10% of the number of special warrants sold, resulting in the issuance of 84,798 non-transferable agent's special warrants to Groome Capital.com Inc. These warrants are exercisable upon issuance for no additional consideration into one non- transferable agent's compensation option. Each agent's compensation option is exercisable upon issuance at a price of $1.25 into one unit consisting of one share of common stock and one-half agent's purchase warrant. In turn, each agent's purchase warrant is exercisable upon issuance at a price of $5.00 per common share.

         Under the provisions of this offering, since this Form SB-2 registration statement was not declared effective by September 25, 2000, the agent's compensation option will be exercisable into 1.1 shares of common stock (rather than 1 share) and 0.55 agent's purchase warrants (instead of 0.50 warrants). This penalty has been reflected in the shareholdings set forth above.

         In December 2000, Urbana issued 700,000 shares of common stock in connection with a consulting agreement entered into on that date with Eagle Wireless International, Inc., an accredited investor. This offering was undertaken under Rule 506 of Regulation D by the fact that:

         o     the sale was made to an  accredited  investor  as defined in Rule
               502;

         o Urbana gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which Urbana possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

         o at a reasonable time prior to the sale of securities, Urbana advised the purchaser of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

         o neither Urbana nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

         o Urbana exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(11) of the Act in compliance with Rule 502(d).

         On December 27, 2000, Urbana entered into an equity line of credit agreement with one accredited investor represented by May Davis Group, Inc., a registered broker/dealer. The funding agreement consisted of a mechanism under which Urbana would issue and sell to the investor, from time to time as provided therein, up to $5,000,000 of Urbana's common stock. At any time during the term of this agreement, Urbana could request an advance from the investor; the number of shares to be sold was set at 91% of the lowest closing bid prices of the common stock during the ten trading day period beginning on the advance notice date and ending on the closing date of the particular advance. The maximum advance amount is 150% of the average daily volume of Urbana's common stock multiplied by the purchase price during the pricing period.

         On each advance, May Davis was to be paid a 5% commission of such amount. In addition, on December 27, 2000, Urbana issued to May Davis and its designees, pursuant to a placement agency agreement, 600,000 shares of common stock at a price of $0.22 per share as additional compensation.

         These offerings were undertaken under Rule 506 of Regulation D by the fact that:

         o     the sales were made to  accredited  investors  as defined in Rule
               502;

         o Urbana gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which Urbana possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

         o at a reasonable time prior to the sale of securities, Urbana advised the purchasers of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

         o neither Urbana nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

         o Urbana exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(11) of the Act in compliance with Rule 502(d).

         In May 2001, Urbana and May Davis Group, Inc. agreed in principle to cancel the equity line of credit agreement and the associated placement agent agreement. Urbana is in discussions with May Davis Group, Inc. concerning other methods of financing for Urbana.

THROUGH SEPTEMBER 24, 2001

         In September 2001, Urbana issued 1,218,330 shares of common stock on conversion of debentures with an outstanding principal balance of $365,499.

         In July 2001, Urbana entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to the Investor shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit, the Investor will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date.
         In July 2001, Urbana issued 880,000 shares of common stock on conversion of 880,000 exchangeable shares originally issued in connection with the acquisitions of Urbana.ca Enterprises Corp., Enersphere.com, Inc. and E-Bill Direct Inc. The shares of common stock have been recorded at the underlying carrying value of the exchangeable shares converted totaling $268,400.

         In June 2001, Urbana.ca issued 150,000 shares of common stock on conversion of 150,000 exchangeable shares originally issued in connection with the acquisitions of Urbana.ca Enterprises Corp., Enersphere.com, Inc. and E-Bill Direct Inc.. The shares of common stock have been recorded at the underlying carrying value of the exchangeable shares converted totaling $51,000.

         Also in June 2001, Urbana entered into a Securities Purchase Agreement with Eagle Wireless International, Inc. pursuant to which Urbana issued 3,600,000 shares of its common stock to Eagle Wireless in exchange for 200,000 shares of Eagle Wireless' common stock. The shares of common stock issued by Urbana were valued at $0.06 per share or $216,000 on the date of issuance.

         Between April 1, 2001 and June 30, 2001, Urbana issued 250,000 shares of common stock with a fair market value of $55,000 in prepayment of a one year media relations consulting agreement. Urbana also issued 150,000 shares of common stock with a fair market value of $33,000 in prepayment of a three month consulting agreement. Urbana issued another 150,000 shares of common stock with a fair market value of $33,000 in payment of a technology contract completed during the period. Finally, Urbana issued 15,000 shares of common stock with a fair market value of $2,100 in partial payment of a consulting agreement.

         Between February and August 2001, Urbana closed on a private placement funding with investors represented by May Davis Group, Inc. through a securities purchase agreement dated December 27, 2000. The funding, for the purpose of providing working capital for Urbana, consists of a $440,000 principal amount, 5% coupon convertible debentures due in 2005. This funding was placed with accredited investors. These debentures are convertible into common stock of Urbana at either 120% of the closing bid price on the closing date, or 80% of the five lowest closing bid prices of the common stock for the twenty trading days immediately preceding the conversion date. The investor can begin converting the debenture any time beginning on the day after the date of issuance.

         In connection with this offering, effective February 12, 2001 Urbana issued to May Davis, an accredited investor, pursuant to a placement agency agreement, a warrant covering the purchase of 100,000 shares of common stock, exercisable in whole or in part at $0.27 per share beginning on the day after the date of issuance until December 27, 2005. In July 2001, Urbana issued warrants to purchase 100,000 shares of common stock at an exercise price of $0.143 per share to Owen May, Mark Angelo, Joe Donohue, Hunter Singer, Robert Farrell, Matt Beckman and John Paul Devito.

         The offerings made during 2001 were undertaken under Rule 506 of Regulation D by the fact that:

         o     the sales were made to  accredited  investors  as defined in Rule
               502;

         o Urbana gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which Urbana possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

         o at a reasonable time prior to the sale of securities, Urbana advised the purchasers of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

         o neither Urbana nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

         o Urbana exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(11) of the Act in compliance with Rule 502(d).

         Except as otherwise noted above, all offerings were undertaken under Regulation S by the fact that:

         o     the sales were made in offshore transactions;

         o no directed selling efforts were made in the United States by Urbana; and

         o offering restrictions were implemented in compliance with Rule 902(g) under the Securities Act of 1933, the sales were not made to U.S. persons or for the account or benefit of U.S. persons, and the sales were made pursuant under the following conditions:

         o the purchasers certified that they were not U.S. persons and were not acquiring the securities for the account or benefit of any U.S. person;

         o the purchasers agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

         o the securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

         o Urbana is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

ITEM 27.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following exhibits are filed as part of this registration statement:

--------------------------------------------------------------------------------
                                  EXHIBIT INDEX

NUMBER          EXHIBIT DESCRIPTION
----------   -------------------------------------------------------------------
2.1          Articles of Merger and Merger Agreement of Foreign Corporation into
             Integrated Carbonics Corp., dated October 31, 1997 (incorporated by reference to Exhibit 2 to the Registration Statement of the Form
             10-SB/A filed on December 17, 1998).

2.2 Amalgamation Agreement between Urbana.ca Enterprises Corp., Enersphere.com, Inc., and E-Bill Direct Inc., dated March 3, 2000 (incorporated by reference to Exhibit 2.2 of the Form 10-QSB filed on May 17, 2000).

3.1 Articles of Incorporation, dated October 9, 1997 (incorporated by reference to Exhibit 3.1 of the Registration Statement of the Form 10-SB/A filed on December 17, 1998).

3.2 Certificate of Amendment of Articles of Incorporation, dated June 7, 1999 (see below).

3.3 Certificate of Amendment to Articles of Incorporation, dated July 16, 1999 (incorporated by reference to Exhibit 3.2 of the Form 10-QSB filed on November 15, 1999).

3.4 Certificate of Amendment of Articles of Incorporation, August 16, 2000 (see below).

3.5          Bylaws   (incorporated   by   reference   to  Exhibit  3.2  of  the
             Registration Statement on Form 10-SB/A filed on December 17, 1999).

4.1 Integrated Carbonics Corp. 1999 Stock Option Plan, dated July 27, 1999 (incorporated by reference to Exhibit 4 to the Form 10-QSB filed on November 15, 1999).

4.2 Form of Loan Agreement and Promissory Note between Urbana and lenders (incorporated by reference to Exhibit 4.2 to the Amendment of the Form SB-2 filed on June 28, 2001).

4.3 Retainer Stock Plan for Non-Employee Directors and Consultants (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on February 24, 2000).

4.4 Form of Private Placement Subscription Agreement between Urbana and investors (incorporated by reference to Exhibit 4.2 of the Form SB-2 filed on August 18, 2000).

4.5 Form of Unit Warrants to Subscribe for Common Shares issued by Urbana to investors on April 27, 2000 (incorporated by reference to Exhibit 4.3 of the Form SB-2 filed on August 18, 2000).

4.6 Form of Non-Assignable Agent's Compensation Options to Acquire Units, issued by Urbana to Groome Capital.com, Inc. on April 27, 2000 (incorporated by reference to Exhibit 4.4 of the Form SB-2 filed on August 18, 2000).

4.7 Form of Non-Assignable Agent's Warrants to Acquire Common Shares, issued by Urbana to Groome Capital.com, Inc. on April 27, 2000 (incorporated by reference to Exhibit 4.5 of the Form SB-2 filed on August 18, 2000).

4.8 Non-Assignable Agent's Warrants to Acquire Compensation Options, issued by Urbana to Groome Capital, Inc. on April 27, 2000 (incorporated by reference to Exhibit 4.6 of the Form SB-2 filed on August 18, 2000).

4.9 Form of Addendum to Loan Agreement between Urbana and lenders (incorporated by reference to Exhibit 4.9 of the Form SB-2 filed on August 18, 2000).

4.10 Form of Unit Warrants to Subscribe for Common Shares to be issued by Urbana to holders of convertable loans (incorporated by reference to Exhibit 4.7  of  the Form  SB-2  filed  on  August 18,
             2000).

4.11 Form of Common Stock Purchase Warrant to be issued by Urbana to Ladenburg Thalmann & Co. Inc. (incorporated by reference to Exhibit
             4.8 of the Form SB-2 filed on August 18, 2000).

--------------------------------------------------------------------------------
                                  EXHIBIT INDEX

NUMBER          EXHIBIT DESCRIPTION
----------   -------------------------------------------------------------------

4.12 Form of Securities Purchase Agreement between Urbana and investors (including exhibits) (incorporated by reference to Exhibit 4.9 to the Amendment of the Form SB-2 filed on June 28, 2001).

4.13 Form of Addendum to Loan Agreement (Amendment No. 2) between Urbana and lenders (incorporated by reference to Exhibit 4.13 to the Amendment of the Form SB-2 filed on June 28, 2001).

4.14 Consulting Agreement between Urbana and Jacob Angrest, dated March 29, 2001 (incorporated by reference to Exhibit 4.2 of the Form S-8 POS filed on June 12, 2001).

4.15 Amended and Restated Retainer Stock Plan for Non- Employee Directors and Consultants, dated April 1, 2001 (incorporated by reference to Exhibit 4.3 of the Form S-8 POS filed on June 12,
             2001).

4.16 Media Consulting Contract between Urbana and Loretta Paul, doing business as Gruntwerk Media Enterprises, dated April 2, 2001 (incorporated by reference to Exhibit 4.4 of the Form S-8 POS filed on June 6, 2001).

4.17         Agreement for Consulting  Services between Urbana Enterprises Corp.
             and Mark Enchin, dated April 20, 2001 (incorporated by reference to
             Exhibit 4.5 of the Form S-8 POS filed on June 6, 2001).

4.18 Agreement for Consulting Services between Urbana and William Haseltine, dated June 8, 2001 (incorporated by reference to Exhibit
             4.6 of the Form S-8 POS filed on June 12, 2001).

5            Opinion Re: Legality (see below).

10.1 Agreement on Establishment of Sino Equity Joint Venture, China-Canada Liumao Graphite Products Co. Ltd., dated September 9, 1997 (incorporated by reference to Exhibit 10.3 of the Registration Statement on Form 10-SB/A filed on December 17, 1998).

10.2         Cooperative  Joint Venture Agreement between Da-Jung Resource Corp.
             and Heilongjiang Geological and Mining Technology Development Corp., dated September 9, 1997 (incorporated by reference to
             Exhibit 10.5 of the Registration Statement on Form 10-SB/A filed on December 17, 1998).

10.3 Agreement between PLR, Inc. and Da-Jung Resource Corp., dated September 22, 1997 and PLR, Inc. (incorporated by reference to
             Exhibit 10.1 of the Registration Statement on Form 10-SB/A filed on December 17, 1998).

10.4 Agreement between Integrated Carbonics Corp. and Da-Jung Resource Corp., dated October 7, 1997 (incorporated by reference to Exhibit
             10.2 of the Registration Statement on Form 10-SB/A filed on December 17, 1998).

10.5         Equity Joint Venture Agreement between  Integrated  Carbonics Corp.
             and Liumao Graphite Mine, dated November 10, 1997 (incorporated by reference to Exhibit 10.4 of the Registration Statement on Form 10-SB/A filed on December 17, 1998).

10.6 Share Exchange and Share Purchase Agreement between Urbana, ICC Integrated Carbonics (Canada) Corp., and Enersphere.com, Inc., dated December 1, 1999 (incorporated by reference to Exhibit 10.6 of the Form 10-QSB filed on May 17, 2000).

10.7 Management Agreement between Urbana, Enersphere.com, Inc., and Rick Whittaker, dated December 22, 1999 (incorporated by reference to
             Exhibit 10.7 to Amendment of the Form SB-2 filed on June 28, 2001).

10.8 Management Agreement between Urbana, Enersphere.com, Inc., and John Cullen, dated December 22, 1999 (incorporated by reference to
             Exhibit 10.8 to Amendment of the Form SB-2 filed on June 28, 2001).

10.9 Share Exchange and Share Purchase Agreement between Urbana, ICC Integrated Carbonics (Canada) Corp., and Urbana.ca Enterprises

--------------------------------------------------------------------------------
                                  EXHIBIT INDEX

NUMBER          EXHIBIT DESCRIPTION
----------   -------------------------------------------------------------------

             Corp.,  dated January 4, 2000 (incorporated by reference to Exhibit
             10.7 of the Form 10-QSB filed on May 17, 2000).

10.10 Management Agreement between Urbana and Jason Cassis, dated January 4, 2000 (incorporated by reference to Exhibit 10.8 of the Form SB-2 filed on August 18, 2000).

10.11        Management  Agreement between Urbana and Gregory  Alexanian,  dated
             January 4, 2000   (incorporated  by  reference  to Exhibit 10.11 to
             Amendment of the Form SB-2 filed on June 28, 2001).

10.12 Share Exchange and Share Purchase Agreement between Urbana, ICC Integrated Carbonics (Canada) Corp., and E-Bill Direct, Inc., dated January 10, 2000 (incorporated by reference to Exhibit 10.8 of the Form 10-QSB filed on May 17, 2000).

10.13 Management Contract between Urbana and David Groves, dated January 10, 2000 (incorporated by reference to Exhibit 10.8 to Amendment of the Form SB-2 filed on March 27, 2001).

10.14 Management Agreement between Urbana, E-Bill Direct, Inc., and Henry Tyler, dated January 10, 2000 (incorporated by reference to Exhibit
             10.14 to Amendment of the Form SB-2 filed on June 28, 2001).

10.15 License Agreement between Urbana, Eagle Wireless International, Inc., and USA Video Interactive Corp., dated January 13, 2000 (incorporated by reference to Exhibit 10.10 to Amendment of the Form SB-2 filed on December 14, 2000).

10.16 Exclusivity Agreement between Urbana.ca Enterprises Corp. and Eagle Wireless International, Inc., dated January 17, 2000 (incorporated by reference to Exhibit 10.9 of the Form 10-QSB filed on May 17,
             2000).

10.17 Agency Agreement between Urbana and Groome Capital.com, Inc., dated April 10, 2000 (incorporated by reference to Exhibit 10.12 of the Form SB-2 filed on August 18, 2000).

10.18 Administration and Services Agreement between Urbana, Groome Capital.com, Inc., and InvestIn.com Securities Corp., dated April 10, 2000 (incorporated by reference to Exhibit 10.13 of the Form SB-2 filed on August 18, 2000).

10.19        Special  Warrant  Agreement  between  Urbana and Pacific  Corporate
             Trust Company, dated April 27, 2000   (incorporated by reference to
             Exhibit 10.14  of  the Form SB-2 filed on August 18, 2000).

10.20        Share  Purchase  Warrant   Agreement  between  Urbana  and  Pacific
             Corporate Trust Company, dated April 27, 2000 (incorporated by reference to Exhibit 10.15 of the Form SB-2 filed on August 18,
             2000).

10.21 Escrow Agreement between Urbana, Groome Capital.com, Inc., and Pacific Corporate Trust Company, dated April 27, 2000 (incorporated by reference to Exhibit 10.16 of the Form SB-2 filed on August 18,
             2000).

10.22 Letter Agreement between Urbana and Ladenburg Thalmann & Co. Inc., dated June 15, 2000 (incorporated by reference to Exhibit 10.17 of the Form SB-2 filed on August 18, 2000).

10.23 Letter of Intent between Urbana and World Sales & Marketing, Inc., dated September 8, 2000 (incorporated by reference to Exhibit 10.18 of the Form 10-QSB filed on November 14, 2000).

10.24 Consulting Agreement between Urbana and Eagle Wireless International, Inc., dated December 19, 2000 (incorporated by reference to Exhibit 10.19 to the Amendment of the Form SB-2 filed on March 27, 2001).

10.25 Placement Agent Agreement (convertible debenture) between Urbana and May Davis Group, Inc., dated December 27, 2000 (including exhibits) (incorporated by reference to Exhibit 10.25 to the Amendment of the Form SB-2 filed on June 28, 2001).

10.26        Distributorship Agreement between Urbana Enterprises Corp. and J.D.
             Donahue and Associates Inc., dated February 7, 2001 (incorporated by reference to Exhibit 10.22 to the Amendment of the Form SB-2 filed on March 27, 2001).

10.27        Houston System Access Agreement  between Urbana  Enterprises  Corp.
             and Eagle Wireless International, Inc., dated March 15, 2001 (incorporated by reference to Exhibit 10.22 of the Form 10-QSB filed on May 11, 2001).

16.1         Letter  on  change  in  certifying   accountant   (incorporated  by
             reference  to  Exhibit 16 of the Form  8-K/A  filed on October  25,
             2000).

--------------------------------------------------------------------------------
                                  EXHIBIT INDEX

NUMBER          EXHIBIT DESCRIPTION
----------   -------------------------------------------------------------------

16.2         Letter  on  change  in  certifying   accountant   (incorporated  by
             reference to Exhibit 16 of the Form 8-K filed on October 26, 2000).

21 Subsidiaries of Urbana (incorporated by reference to Exhibit 21 of the Form 10-KSB filed on March 31, 2000).

23.1         Consent of Accountants (see below).

23.2         Consent of Counsel (see below).

24           Special Power of Attorney (see signature page).

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  (5) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Urbana pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Vancouver, British Columbia, Canada, September 28, 2001.

                                     URBANA.CA, INC.

                                     By:  /s/ David M. Groves
                                         --------------------------------------
                                     Name:    David M. Groves
                                     Title:   President, Chief Executive Officer
                                              and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Groves his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                  TITLE                                      DATE

/s/ David M. Groves                        President, Chief Executive Officer         September 28, 2001
------------------------------------       and Director
David M. Groves



/s/ Robert S. Tyson                        Vice President, Secretary and              September 28, 2001
------------------------------------       Director (Principal Financial and
Robert S. Tyson                            Accounting Officer)




/s/ Henry Tyler                            Vice President, Electronic Bill            September 28, 2001
------------------------------------       Presentment, and Director
Henry Tyler